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                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.1


                             Dated 16 December 2003

                          PGS EXPLORATION (UK) LIMITED

                                     - and -

                                   NSNV, INC.
                                   as Licensee

                           --------------------------
                                    AGREEMENT
                           --------------------------

                            WATSON, FARLEY & WILLIAMS

                                     LONDON

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                                    INDEX

CLAUSE                                                     PAGE

1        DEFINITIONS                                         1

2        CONDITIONS PRECEDENT                                3

3        VESPA CONTINGENCY                                   3

4        PGS GRANT OF RIGHTS                                 5

5        CONSULTANCY SERVICES                                5

6        PRICE AND PAYMENT CONDITIONS (LICENCE FEE)          6

7        UPLIFTS                                             7

8        EXCLUSIVITY                                         7

9        CONFIDENTIALITY                                     7

10       NON-SOLICITATION                                    8

11       TERM OF THE AGREEMENT                               8

12       TERMINATION                                         8

13       CHANGE OF CONTROL                                   9

14       ASSIGNMENT                                          9

15       NOTICE                                              9

16       WAIVER                                             10

17       SEVERABILITY                                       10

18       ENTIRE AGREEMENT, AMENDMENTS                       11

19       GOVERNING LAW, DISPUTES                            11

20       RIGHTS OF THIRD PARTIES (EXCLUSION)                11

21       COUNTERPARTS                                       11

SCHEDULE A TERMS AND CONDITIONS FOR PROVISION OF
      CONSULTANCY SERVICES                                  13

SCHEDULE B LIST OF GOODS AND SERVICES THAT COUNT
      TOWARDS THE WORK PROGRAM AND APPLICABLE DISCOUNTS     14

SCHEDULE C THE LICENCE AGREEMENT                            15

SCHEDULE D THE SOFTWARE LICENCE                             16

SCHEDULE E VESPA NOTICE PARTIES                             17

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
SCHEDULE F NORTH SEA MEGA MERGE SEISMIC DATA                18

SCHEDULE F MAP 1                                            19

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THIS AGREEMENT is made on 16 December 2003

BETWEEN:

(1) PGS EXPLORATION (UK) LIMITED, a company duly incorporated and existing under the laws of the United Kingdom having its Registered Office at PGS Court, Halfway Green, Walton on Thames, Surrey, KT12 1RS, England ("PGS"); and

(2) NSNV, INC. a company incorporated and existing in the State of Texas, United States of America, and having its offices at 1001 Fannin, Suite 1700, Houston, Texas 77002 (the "LICENSEE").

BACKGROUND

(A) Whereas Licensee wishes to license from PGS, certain data which are owned by PGS or PGS has been granted rights to license.

(B) Whereas PGS is willing to license the data to the Licensee on terms that part of the licensee fee will be paid on a non-cash basis, being a present equity interest in Licensee which may be subsequently exchanged for an equity interest in Vespa or equivalent publicly held entity (as hereinafter described).

(C) Whereas the parties intend that PGS should not license the specified data to other parties on a non-cash basis during the specified exclusivity period.

(D) Whereas the Licensee is engaged in separate confidential negotiations pursuant to which the Licensee may acquire, be acquired by or merge with an entity referred to in the Letter of Intent by and between PGS and Licensee dated 20 October, 2003 as Vespa or an equivalent publicly held entity in which the Principals of Licensee (as hereinafter defined) succeed as management of such entity ("Vespa"). With respect to the Vespa Arrangements, it is the intent of the Parties (without obligation) that Licensee shall negotiate and work towards the closing of the Vespa Arrangements as more specifically described in the Letter of Intent. Due to the confidential nature of that proposed transaction the actual name of Vespa shall be deemed confidential and shall not be disclosed in this agreement.

(E) Whereas the parties have agreed that should the Vespa Arrangements not go ahead by the agreed date, PGS shall be entitled to exercise its rights under Clause 3, which would, inter alia, terminate PGS' equity ownership in Licensee.

IT IS HEREBY AGREED AS FOLLOWS:

1        DEFINITIONS

1.1 For the purpose of this Agreement, the following definitions shall apply:

(a) "AFFILIATE" means any company or other entity controlled by, in control of, or under common control with a Party hereto. For the purpose of this definition, "control" in relation to a company or corporation shall mean the right to exercise directly or indirectly the vote in a general meeting of more than 50 per cent of the voting shares in such company or corporation in issue from time to time and/or the right to control the composition of the board of directors of such a company or corporation;

(b) "AGREEMENT" means this agreement together with its Schedules as amended, modified or supplemented from time to time;

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(c)      "AGREEMENT YEAR" means the 12 month period from the Commencement Date or any subsequent 12 month period during the Term beginning on the anniversary of the Commencement Date;

(d) "BONA FIDE GROUP" means a group of two or more companies or other entities having a contractual agreement to jointly explore, lease or develop defined geographical area(s) of exploration interest;

(e)      "COMMENCEMENT DATE" means 16 December 2003;

(f) "CONSULTANT" means a Third Party (whether individual, company or other entity) engaged by Licensee to, interpret, reprocess or make other technical studies of the Data;

(g) "CONSULTANCY SERVICES" means the consultancy services supplied by PGS to the Licensee under the terms of the "Consultancy Services Agreement" at Schedule A;

(h) "DATA" means proprietary geophysical and/or geological information, known as the North Sea Mega Merge Seismic Data over the geographical area defined in Schedule F including but not limited to the seismic data, the interpretation thereof together with any such information regarding concepts or leads identified during the course of the interpretation;

(i)      "GROUP MEMBER" means a company being member of a Bona Fide Group;

(j) "LICENCE AGREEMENT" means the Licence Agreement together with its appendices at Schedule C;

(k) "LICENCE FEE" means the cash and non-cash consideration payable by the Licensee under the terms of this Agreement;

(l) "MAN MONTH" means 22 working days of seven hours of an individual contractor or employee;

(m) "NSNV STOCK" means the shares in the common stock of the Licensee to be issued to PGS under Clause 6.1(c);

(n)      "PARTY" means each of the parties to the Agreement;

(o)      "PGS EXPLORATION" means PGS Exploration (UK) Limited;

(p) "PGS GROUP COMPANY" means any of PGS Exploration, any holding company of PGS Exploration, and any subsidiary of such holding company; and, `subsidiary' and `holding company' shall have the meanings given to them by sections 736 and 736 A of the Companies Act 1985;

(q) "PGS PROPRIETARY DATA" means that part of the Data owned by PGS or its Affiliates (not open file or brokered data);

(r)      "PGS RESERVOIR" means PGS Reservoir Consultants (UK) Limited;

(s)      "PRINCIPALS OF LICENSEE" shall mean John N. Seitz and William L.
         Transier;

(t) "PROMOTE LICENCE" means a licence issued on behalf of the UK Government which grants the holder the opportunity to assess and promote the prospectivity of the licensed acreage for an initial two-year period and as further defined by the UK Department of Trade and Industry;

(u)      "SCHEDULE" means any schedule and its Appendices to this Agreement;

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(v)      "SOFTWARE LICENCE" means the Licence Agreement relating to the holoSeis
         Software at Schedule D, and "SOFTWARE" shall have the meaning defined in the Software Licence;

(w)      "TERM" as defined in Clause 12;

(x) "THIRD PARTY" means an individual, a partnership, a company or other entity not being a Party to the Agreement;

(y) "TRADE SECRET" means all secret processes, formulae and technical information relating to the production and use of the Data, including information relating to the equipment and processes used in the production of the Data now possessed, developed or acquired by the Licensor prior to and during the term of this Agreement;

(z)      "VESPA" as defined in paragraph (D) of the background recitals;

(aa) "VESPA ARRANGEMENTS" means the proposed transaction pursuant to which the Licensee may acquire, be acquired by or merge with Vespa or an equivalent public entity in which the principals of Licensee succeed as management of such entity, as more specifically described in the Letter of Intent by and between PGS and Licensee dated October 20, 2003 and paragraph (D) of the background recitals;

(bb) "VESPA NEGOTIATIONS" means the negotiations described in paragraph (D) of the background recitals;

(cc) "VESPA NEGOTIATION PERIOD" means the period from Commencement Date and ending on the date the Vespa Arrangements are fully implemented;

(dd) "WORKING DAY" means a day on which banks are open for business in England excluding Saturdays, Sundays and Christmas Eve;

(ee) "WORK PROGRAM" means the Licensee's commitment to purchase products and services from PGS as described in Clause 6.1(d) and 6.2.

2        CONDITIONS PRECEDENT

2.1 This Agreement is conditional upon and shall not come into effect until the Licensee shall have executed the Licence Agreement and the Software Licence and the Consultancy Services Agreement.

3        VESPA CONTINGENCY

3.1 The Licensee agrees to keep PGS informed of progress of the Vespa Negotiations and shall provide PGS with such information as PGS may, from time to time, reasonably require concerning the Vespa Negotiations and the Vespa Arrangements, subject always to the confidentiality obligations concerning the Vespa Negotiations and/or the Vespa Arrangements to which the Licensee is bound.

3.2 The Licensee upon finalisation of the terms of the proposed Vespa Arrangements but prior to their implementation shall provide the Licensee with a complete set of documentation relating to the proposed Vespa Arrangements (the "VESPA NOTICE"). Licensees shall contemporaneously serve copies of the Vespa Notice on the parties nominated by PGS listed in Schedule E.

3.3 The Licensee shall promptly notify PGS following implementation of the Vespa Arrangements and such notice shall include details of any differences between the Vespa Arrangements as implemented and the Vespa Arrangements as set out in the Vespa Notice.

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3.4      PGS shall have the option exercisable on a one time basis by notice in writing served upon the Licensee only in the circumstances set out in Clause 3.5 (a "PUT NOTICE") to require the Licensee to purchase from it the NSNV Stock for the aggregate sum of USD3.8 million (the "OPTION CONSIDERATION").

3.5      The Put Notice may be served by PGS in the following circumstances:

(a) Within ten (10) Working Days of service of the Vespa Notice on PGS where PGS decides in its absolute discretion that the terms of the proposed Vespa Arrangements as set out in the Vespa Notice are not wholly satisfactory to it provided that PGS shall be entitled during such period to notify the Licensee in writing that the Vespa Arrangements are satisfactory to it subject to such conditions as it may specify;

(b) Within ten (10) Working Days of the Vespa Arrangements being implemented where PGS determines in its absolute discretion that the Vespa Arrangements have not been implemented as set out in the Vespa Notice or otherwise in accordance with any condition notified to the Licensee by PGS in accordance with Clause 3.5(a);

(c) At any time in the event the Licensee fails to comply with its obligations under Clauses 3.1, 3.2, or 3.3.

(d) Within ten (10) Working Days after the period ending four months after the Commencement Date if the Vespa Arrangements have not been finalised to the satisfaction of PGS in its absolute discretion by the end of such four month period.

3.6 In the event that PGS exercises its right under Clause 3.4 the Licensee shall promptly purchase the NSNV Stock from PGS, and the Licensee shall pay the Option Consideration in cleared funds no later than the earlier of seven (7) days after the closing of the Vespa Arrangements or thirty
         (30) days after receipt of the Put Notice.

3.7 Should the NSNV Stock no longer exist by reason of the implementation of the Vespa Arrangements at the time PGS exercises its rights under Clause 3.4, or at the time the purchase is to be effected, the Licensee shall purchase the substituted equity and pay PGS the Option Consideration in cleared funds no later than the earlier of seven (7) days after the closing of the Vespa Arrangements or thirty (30) days after receipt of the Put Notice.

3.8 Following the exercise by PGS of its rights under Clause 3.4 causing the Licensee to purchase the NSNV Stock or substituted equity and compliance by the Licensee with its obligations under Clauses 3.6 and 3.7;

(a)      The Licence Agreement shall continue;

(b) The Licensee's rights and obligations in relation to the Work Program shall cease;

(c) The exclusivity obligations of PGS as set out in Clause 8 shall cease and PGS shall be free to license the Data on any terms;

(d) The Licensee's entitlement to discounted rates for the services as specified in Schedule B shall cease;

(e) The Licensee's entitlement to the free Man Months and discounted rates set out in Appendix A to the Consultancy Services Agreement shall cease.

3.9 In the event that, following the exercise by PGS of its rights under Clause 3.4, the Licensee fails to comply with, its obligations under Clauses 3.6 or 3.7 and such failure continues for a period of five (5) Working Days after written notice of such failure from PGS, the obligations of PGS and the rights granted to Licensee under this Agreement, including without limitation the rights granted under Clause
         4.1 will automatically

                                       4
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         terminate. For the avoidance of doubt and without prejudice to the generality of the foregoing in such circumstances as aforesaid the Licence Agreement shall automatically terminate.

4        PGS GRANT OF RIGHTS

4.1 In consideration of payment by the Licensee of the Licence Fee and due performance of its obligations under this Agreement, PGS grants the
         Licensee:

(a) the non-exclusive right to license the Data on the terms of the Licence Agreement;

(b) the non-exclusive right of access to and the right to use the North Sea Digital Atlas on the terms of the Licence Agreement;

(c) the non-exclusive right of access to and the right to use other data associated with the Data which the Licensee has requested and PGS has agreed to supply on the terms of the Licence Agreement at the discounted rates set out in Schedule B;

(d) the non-exclusive right of access to and the right to use the holoSeis Software subject to the terms of the Software Licence.

5        CONSULTANCY SERVICES

5.1 At any time during the Term, the Licensee may request that PGS provides the Licensee with certain Consultancy Services relating to the Data.

5.2 The provision of the Consultancy Services shall be the subject of a separate contract between the Licensee and PGS a copy of which is set out in Schedule A. PGS shall not be obliged to provide the Consultancy Services unless and until Licensee has entered into the Consultancy Services Agreement.

5.3 PGS shall procure the Consultancy Services from PGS Reservoir, or if such entity is no longer a part of the PGS Group, then PGS shall subcontract the provision of those Consultancy Services to:

(a)      PGS Reservoir; or

(b) A company that is a successor to all or substantially all of the business or assets of PGS Reservoir;

(c) In the event that neither of the companies referred to in 5.3(a) and 5.3(b) are available due to reasons of insolvency, the Parties may agree on a mutually acceptable provider, or if agreement cannot be reached the Parties agree that they shall endeavour to find an alternative solution approaching as near as possible the contractual situation existing prior to the non-availability of such companies.

5.4      No payment shall be due from the Licensee in respect of the first two
         (2) Man Months of Consultancy Services provided by PGS at the request of the Licensee during the Term. For the next six (6) Man Months of Consultancy Services, Licensee shall reimburse PGS for the actual costs (payroll and benefits plus an allowance for software and hardware) for providing of the Consultancy Services provided that such Services are provided under Clause 5.3(a) or (b).

5.5 For Consultancy Services requested by the Licensee outside the scope of Clause 5.4 the Licensee shall have the benefit of the discounted rates set out in Schedule B for Consultancy Services provided by PGS during the Term.

                                       5
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6        PRICE AND PAYMENT CONDITIONS (LICENCE FEE)

6.1 In consideration for the grant of rights and PGS's other obligations under the Agreement, Licensee shall:

(a) pay, or procure the payment, to PGS the sum of USD one million (USD1,000,000) on or before the earlier of (i) thirty (30) days after the Commencement Date, or (ii) the date of the Vespa Notice. Payment to be made to the PGS bank account as notified by PGS.

(b) the parties acknowledge and agree that the sum of USD one million (USD1,000,000) paid or payable under Clause 6.1(a) is non-refundable and is in addition to any amounts due to be paid by the Licensee under the terms of this Agreement and may not be set off against any amounts due to be paid by PGS to the Licensee under this Agreement and this Clause shall apply notwithstanding the exercise by PGS of its rights under Clause 3.4 or the termination of Licence Agreement pursuant to Clause 3.9 or otherwise in accordance with the provisions of the Licence Agreement and is considered by the Parties to be a reasonable fee notwithstanding termination of this Agreement or the Licence Agreement.

(c) within ten (10) Working Days of the Commencement Date issue to PGS with such number of shares of the Licensee's Common Stock credited as fully paid so that PGS holds eighteen and one-half percent (18.5%) of the Licensee's total issued Common Stock, it being the intent of the Parties without obligation and without prejudice to PGS's rights under Clause 3 that in the event of consummation of the Vespa Arrangements, the Common Stock of the Licensee issued to PGS shall be exchanged for Common Stock of Vespa equalling approximately three and three-tenths percent (3.3%) on a fully diluted basis of Vespa's outstanding Common Stock on the basis outlined in the Letter of Intent;

(d) during the Term, purchase products and services routinely supplied by companies within the PGS Group as detailed in Schedule B so that the invoiced value (net of tax and any applicable discounts) of such sales in any Agreement Year do not fall below the following:

                  Year 1 - USD 1 million
                  Year 2 - USD 1.5 million (USD 2.5 million in aggregate) Year 3 - USD 2 million (USD 4.5 million in aggregate).

         The products and services that count towards the Work Program are listed in Schedule B.

6.2 The Licensee's minimum purchase obligations in each Agreement Year shall be referred to in this Agreement as the Work Program. An amount in cash equivalent to any shortfall in the Licensees' purchase obligations under the Work Program shall be paid to PGS within thirty
         (30) days at the end of any Agreement Year, save only that a shortfall of up to USD one hundred thousand (USD100,000) may be carried forward from Year 1 to Year 2. Overspend shall be credited against the following years Work Program obligation and against the USD four and a half million (USD4,500,000) aggregate Work Program commitments.

6.3 To the extent that terms governing PGS's brokerage arrangements alter during the Term so that PGS is no longer liable to pay brokerage fees to third parties that it would otherwise have been liable to pay in respect of Data licensed under this Agreement had the terms of the brokerage arrangements remained unchanged, the Work Program shall be reduced by an amount equivalent to the saving in brokerage payments that would otherwise have been payable subject to a maximum total reduction to the Work Program under this Clause of USD one hundred and fifty thousand (USD150,000).

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6.4      The terms of payment and definitions of the discounts and, or preferential terms Licensee shall enjoy during the Term of the Agreement for products and services purchased as part of the Work Program are set out in Schedule B.

7        UPLIFTS

7.1 Uplift payments will be paid by the Licensee to PGS in addition to the Licensee Fee in accordance with the terms of the Licence Agreement.

8        EXCLUSIVITY

8.1 The Parties have agreed that for the duration of the Exclusivity Periods set out below, PGS will not licence all or part of the Data to any third party in circumstances where the payment of all or part of the Licence Fee is on a non-cash basis. This shall not prevent PGS from licensing the Data to its Affiliates for as long as those companies remain Affiliates of PGS.

8.2 Clause 8.1 shall not prevent or restrict PGS from licensing the Data on a cash basis. Third parties wishing to license the Data through "cash only" transactions may continue to do so on ordinary and customary terms and conditions consistent with PGS's prior practices including a deferred cash basis.

8.3 Licensee may consent to PGS licensing the Data to third parties on a non cash basis during the Exclusivity Period but this will be at the sole discretion of the Licensee.

8.4      The Exclusivity Periods are as follows:

(a)      UK Data: two (2) years from date of the Commencement Date;

(b)      Norway Data: three (3) years from date of the Commencement Date.

8.5 The exclusivity periods in this Clause 8 shall cease to apply if PGS exercises its rights under Clause 3.

8.6 The exclusivity restrictions in this Clause 8 shall not apply to licensing by PGS or its affiliates of PGS Proprietary Data only.

9        CONFIDENTIALITY

9.1 The Parties agree that neither PGS nor Licensee or their respective employees, agents, Consultants and advisors, will disclose in any manner or form, the terms or conditions of this Agreement to any third party, without first obtaining the prior written consent of the other Party except as expressly authorised under the terms of this Agreement.

9.2 The Parties agree and shall undertake that any and all information including that received by either Party in connection with this Agreement, including any Data received by the Licensee however acquired in whatever form, whether prior to the date of signature or otherwise, shall be treated as confidential and the Parties shall not disclose all or part of it to any third party without the express written consent of the other Party. This shall not restrict the Licensee using and disclosing the Data on the terms permitted by the Licence Agreement.

9.3 The confidentiality provisions contained herein exclude (i) any information which at any time comes into the public domain, or already resides there, through no fault of either Party or is already known to the recipient free from any duty of confidence; (ii) any disclosure which is required to comply with any law or judicial order applicable to any Party; (iii) otherwise if such information is required to be disclosed by a Party to its directors, officers, employees, advisors, investors, consultants who need to know such information for the purpose of assisting the Licensee use the information for its own internal business purposes, provided that each has agreed in writing prior to disclosure to be bound by equivalent confidentiality conditions that additionally restrict that person from making disclosure to any other person.

9.4 It is affirmed by the Parties that any and all information relating to the other Party that has been learned either directly through disclosure by Licensee or inadvertently during the course of negotiations is deemed confidential. Failure to adhere to this may be deemed illegal by the United States Securities and Exchange Commission ("SEC") and any party, as whole or by individual, violating this may be subject to sanction by the SEC.

9.5 The parties agree that notwithstanding the provisions of this Clause 9, Licensee may disclose the existence of and the principal terms of this Agreement and the Licence Agreement to potential investors in Vespa (or other equivalent publicly held entity which is party to the Vespa Arrangements).

9.6 The terms of confidentiality shall survive the termination or expiry of this Agreement save that it shall not be a breach of the terms of this Clause 9 for either party to disclose the terms of this Agreement to a Third Party any time after five (5) years from the Commencement Date.

10       NON-SOLICITATION

10.1 Neither Party shall during the Term of the Agreement and for a period of twelve (12) months after the expiry or termination of the Agreement, in any way whether directly or indirectly, invite any person who is or has been during the Term an employee or officer of the other party or an employee or officer of an Affiliate of the other Party, to become an employee of or in any way associated in business with the inviting Party or any Affiliate of the inviting Party.

11       TERM OF THE AGREEMENT

11.1 This Agreement shall come into effect on the date that the Conditions Precedent are satisfied and shall remain in existence for a period of three (3) years from the Commencement Date unless terminated earlier in accordance with its terms (the "Term").

12       TERMINATION

12.1 Without prejudice to PGS's rights under Clauses 3.9 and 13 either Party may by notice in writing to the other Party terminate this Agreement with immediate effect if:

(a) The other Party should fail to comply with any material term or provision of the Agreement or of the Licence Agreement and such breach or default of the Agreement is not remediable or not remedied within 30 days after receipt of written notice of such breach or default from the non-defaulting Party;

(b) The other Party should become insolvent, commit any act of bankruptcy or take advantage of any bankruptcy, reorganisation, composition or arrangement law or statute, be subject to bankruptcy or composition proceedings or a receiver should be appointed in respect of its assets or any decision should be made in respect of its dissolution or liquidation;

12.2 Licensee's obligations under the Agreement with respect to Confidentiality and Non-Solicitation shall survive the termination or expiry of the Agreement. Termination of this Agreement shall not, unless otherwise provided, affect any rights of the Parties accrued up to termination including without limitation PGS's rights to payment under Clause 6.1.

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12.3     Without prejudice to PGS's rights to terminate the Licence Agreement in the circumstances set out in Clause 3.9 the Licence Agreement and the Software Licence shall survive the termination or expiry of the Agreement unless either party terminates those agreements according to their terms.

13       CHANGE OF CONTROL

13.1 Without prejudice to PGS's rights under Clause 3 and Clause 12, or PGS's rights under the Licence Agreement, PGS shall be released from its exclusivity obligations under Clause 8 and its commitment to provide discounted rates under the Clause 5 in the event that any change occurs in the control of Licensee or any holding company of Licensee, or any permitted assignee of the Licensee to whom rights have been assigned under Clause 14 whether by virtue of any merger, acquisition, consolidation, buy-out or otherwise howsoever, unless:

         (i) PGS has given its prior written consent to such change of control and the Licensee or any Third Party has complied with any term or condition of PGS's consent to the change of control; or

         (ii)     the change of control occurs as part of the Vespa
                  Arrangements.

13.2 Licensee shall in any event notify PGS in writing of any change of control of the Licensee or its holding company or their permitted assignees to whom rights have been assigned under Clause 14 within seven (7) days of such change taking place and any regulatory restrictions on such a notification being made having expired.

13.3 For the purpose of this Clause 13 "control" in relation to a company or corporation shall mean the right to exercise directly or indirectly the vote in a general meeting of more than 50 per cent of the voting shares in such company or corporation in issue from time to time and/or the right to control the composition of the board of directors of such company or corporation and "holding company" shall have the meaning ascribed thereto by Section 736 Companies Act 1985.

14       ASSIGNMENT

14.1 Licensee may not assign or transfer any of its rights or obligations hereunder, except as expressly authorised herein, without the prior written approval of PGS.

14.2 After completion of the Vespa Arrangements and after expiry of PGS's rights under Clause 3.4 to serve a Put Notice, Licensee may assign its rights under this Agreement to Vespa or any of its Affiliates, provided that Licensee shall procure that any such entity to whom Licensee assigns its rights under this Agreement shall assign such rights back to Vespa immediately prior to ceasing to be an Affiliate of Vespa.

14.3 PGS may assign or transfer its rights and obligations hereunder, wholly or in part, to any PGS Group Company; however, PGS shall remain primarily liable for its obligations hereunder if such assignment or transfer is made without the prior written consent of Licensee. Such assignment shall always be notified to Licensee in writing, covering the Licence Agreement valid at the time of assignment.

15       NOTICE

15.1 Any notice required or permitted to be given under this Agreement shall be in writing and shall either be delivered personally or sent by recognised courier service or by registered mail or by facsimile (telefax) transmission to the Parties as follows:

         To:      PGS Exploration (UK) Ltd

                  PGS Court
                  Halfway Green
                  Walton-on-Thames
                  Surrey KT12 1RS
                  England

                  Telephone: 44 (0) 1932 26 0001
                  Facsimile: 44 (0) 1932 26 6512

         Attention: Mr. David Griffiths

         To:       NSNV, INC.
                   1001 Fannin, Suite 1700
                   Houston, Texas 77002-5603
                   United States

                   Telephone: (713) 307-8700
                   Facsimile: (713) 307-8794

         Attention: Mr. John N. Seitz

         or to such other addresses as either of the Parties may from time to time designate by notice in writing to the other Party.

15.2 A notice given hereunder shall be deemed to have been received by the Party as follows:

(a)      If personally delivered, at the time of delivery

(b) If delivered by courier, two (2) days after the notice was delivered to the courier

(c) If sent by registered mail, four (4) days after the envelope containing the notice was delivered. into the custody of the postal authorities

(d) If sent by facsimile transmission, at the time of transmission, unless such date of deemed receipt is not a business day, in which case the date of deemed receipt shall be the next succeeding business day.

15.3 In proving such service, it shall be sufficient to prove that delivery was made to the Party or to the courier, or that the envelope containing the notice was properly addressed and delivered into the custody of the postal authorities as prepaid registered mail or that the facsimile transmission was properly addressed, transmitted and received as the case may be.

16       WAIVER

16.1 The rights herein given to either Party may be exercised from time to time, singularly or in combination, and the waiver of one or more of such rights shall not be deemed to be a waiver of such right in the future or of any one or more of the other rights which the exercising Party may have.

16.2 The failure of either Party to insist upon the strict performance by the other Party of any term, provision or condition of this Agreement shall not be construed as a waiver or relinquishment in the future of the same or any other term; provision or condition hereof.

17       SEVERABILITY

17.1 If due to a change in any applicable law or due to a decision or any other act by any competent authority, one or more terms or provisions of this Agreement can no longer be enforced or an amendment of one or more of the provisions of this Agreement is required, the Parties agree that they shall endeavor to find an alternative solution approaching as near as possible the contractual situation existing prior to such a change, decision or act.

17.2 If one or more provisions of the Agreement are determined to be invalid or unenforceable, the remaining provisions shall not be affected thereby, and the Agreement shall be administered as though the invalid or nor enforceable provisions were not a part of the Agreement.

18       ENTIRE AGREEMENT, AMENDMENTS

18.1 This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof. There are no understandings or agreements relative to this Agreement that are not fully expressed herein.

18.2 No modification, amendment or addition to the Agreement shall be valid and binding on the Parties, unless set forth in writing and signed by the Parties.

19       GOVERNING LAW, DISPUTES

19.1 The Agreement shall be governed by and construed in accordance with the laws of England and Wales.

19.2 All disputes and differences that may arise out of or in connection with the Agreement will be settled as far as possible by means of negotiations and conciliation between the Parties.

19.3 In case of failure to reach an amicable settlement, any dispute, controversy or claim arising out of or in any way connected with this Agreement including any question regarding its existence, validity or termination shall be conclusively resolved by arbitration in London under the Rules of the London Court of International Arbitration (LCIA) which Rules are deemed to be incorporated by reference into this Clause.

20       RIGHTS OF THIRD PARTIES (EXCLUSION)

20.1 No Term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a Third Party (being any person other than the Parties and to the extent that any rights under this Agreement are capable of being assigned, their permitted assignees).

21       COUNTERPARTS

21.1     This Agreement may be executed in counterparts.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

PGS Exploration (UK) Limited

By   _________________________  (Signed)

     _________________________  (Name)

     _________________________  (Position)

NSNV, INC.

By____________________________  (Signed)

     _________________________  (Name)

     _________________________  (Position)

                                   SCHEDULE A

                      TERMS AND CONDITIONS FOR PROVISION OF
                              CONSULTANCY SERVICES

                                   SCHEDULE B

         LIST OF GOODS AND SERVICES THAT COUNT TOWARDS THE WORK PROGRAM
                            AND APPLICABLE DISCOUNTS

Certain discounts will be applicable for use of PGS products or services. PGS will provide such products or services at the more favourable price (to Licensee) of (1) the discount set forth herein or (2) preferred terms which means where a lower price may be offered to a company of a similar size to the Licensee for a similar volume and location of products or services carried out on similar terms at the time or within three months after Licensee requests such products or services.

The extent of the products or services to which the discounts shall apply are set out below:

For the avoidance of doubt, discounts shall not apply to purchases of products or services involving FPSO's, Pertra and other non-seismic related activities.

*





-----------------
* This information has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                   SCHEDULE C

                              THE LICENCE AGREEMENT

                                   SCHEDULE D

                              THE SOFTWARE LICENCE

                                   SCHEDULE E

                              VESPA NOTICE PARTIES

To:      Watson Farley & Williams
         15 Appold Street
         London
         EC2A 2HB

         Tel: 020 7814 8000
         Fax: 020 7814 8141/2

         Attention: Jonathan Martin and Nick Fenner

and to:

         Watson Farley & Williams
         100 Park Avenue
         31st Floor
         New York
         NY 10017
         USA

         Tel: 001 212 922 2200
         Fax: 001 212 922 1512

         Attention: John Osborne and Daniel Rodgers

                                   SCHEDULE F

                        NORTH SEA MEGA MERGE SEISMIC DATA

1. Survey Areas and Locations (as more particularly defined in Schedule F Map
1):

Norway Northern North Sea                         up to 10,000 sq. km*
(as depicted on Schedule F Map 1)

Norway South Viking Graben                        3,000 sq. km
(as depicted on Schedule F Map 1)

Norway Central Graben                             9,200 sq. km
(as depicted on Schedule F Map 1)

UK Central Graben                                 35,000sq. km
(as depicted on Schedule F Map 1)

UK Southern North Sea                             22,000 sq. km
(as depicted on Schedule F Map 1)                 -------------

                                         TOTAL:   up to 79,200 sq. km

*8,150 sq. km currently available; balance should be released (without commitment) during 2004.

2.       Digital Atlas covering the North Sea

                                   SCHEDULE F

                                      MAP 1

NORTH SEA MEGA MERGE SEISMIC DATA

[MAP]

                                                                  EXECUTION COPY
                                   SCHEDULE A

                      TERMS AND CONDITIONS FOR PROVISION OF
                              CONSULTANCY SERVICES

THIS AGREEMENT is made this 16th day of December 2003 between

PGS EXPLORATION (UK) LTD, a company registered in England having its Registered Office at PGS Court, Halfway Green, Walton-on-Thames, Surrey, KT12 1RS (hereinafter referred to as "PGS"),

and

NSNV, INC., a corporation organized under the laws of the State of Texas, United States of America, having its offices at 1001 Fannin, Suite 1700, Houston, Texas 77002 (hereinafter referred to as "Licensee").

1.       DEFINITIONS

         "COMMENCEMENT DATE" means the date of signature of this Agreement. For the avoidance of doubt, if the Agreement is signed by each party on different dates, the Commencement Date shall be taken to be the latest date of signature of the Agreement;

         "MAIN AGREEMENT" means the Agreement between the Licensee and PGS entered into on the same date as this consultancy services Agreement;

         "SERVICES" means the consultancy services supplied by PGS to the Licensee in accordance with the Terms and Conditions set out in this Agreement, for the purpose of assisting the licensee in understanding and utilising data relating to the Mega Merge Project.

         Unless otherwise provided, words used in this Agreement shall have the same meaning as defined in the Main Agreement.

2.       PROVISION OF THE SERVICES TO THE LICENSEE BY PGS

         2.1 PGS agrees to provide from the Commencement Date the Services to the Licensee at the rates detailed in Appendix A subject to the terms of this Agreement.

         2.2 As and when required by the Licensee, additional services to those specified in Clause 2.1 above may be provided by PGS, at rates to be agreed between the parties. Details of the additional services required will be put into writing and signed by both parties in a revised Appendix A to be incorporated into this Agreement.

         2.3 The Services shall be provided at the offices of PGS detailed above or such other location as may be agreed between the parties hereto.

         2.4 All requests for Services shall be made by the Licensee in writing and are subject to the Parties having agreed to a work schedule.

3.       OBLIGATIONS OF THE LICENSEE TO PGS

         3.1 From the Commencement Date, Licensee agrees to provide to PGS the following:

                  a. payment for the Services at the rates detailed in the Appendix A hereto;

                  b. settlement of all third party expenses and other reasonable out-of-pocket expenses incurred by PGS; and

                  c. access to all documentation and information necessary for the provision of the Services, subject to the terms and conditions of Clauses 4 and 6 below.

4.       INTELLECTUAL PROPERTY RIGHTS

         4.1 PGS acknowledges that, unless otherwise agreed between the parties in writing, any data and other information in which the Licensee or its licensor owns the intellectual property rights and which is supplied by the Licensee to enable PGS to provide the Services shall remain the property of the Licensee or the Licensee's licensors and no rights therein pass to PGS hereunder save for the right to use such data and information in order to provide the Services.

         4.2 Licensee acknowledges that where the services provided relate to data owned in whole or part by PGS or its Licensors ("PGS Proprietary Data"), the intellectual property rights in any materials generated from such Proprietary Data shall remain with PGS or its Licensors and shall only be used or disclosed in accordance with the terms of the licence agreement under which such data was made available to the Licensee.

         4.3 Licensee warrants that where it provides data to PGS, PGS or its permitted contractors will not infringe the rights of third parties by performing the Services in relation to such data requested by the Licensee under the terms of this Agreement. Licensee shall indemnify and hold PGS harmless against any cost liability or expense that PGS occurs as a result of breach of Licensee's warranty under this Clause.

         4.4 Licensee agrees that PGS may retain a reasonable number of copies of the materials derived from the provision of the Services for archival purposes only.

5.       PAYMENTS

         5.1 All invoices of PGS shall be paid by the Licensee within thirty (30) days of the date of invoice. In the event of late payment, PGS may charge interest on the amount outstanding before and after judgement at the rate of four (4) percent above the base rate of HSBC plc in force from time to time from the due date until the date of payment.

         5.2 All fees are exclusive of value added taxes which will be added to invoices where appropriate.

         5.3 Any fees stated in this Agreement or the Schedules shall only relate and apply to the Services provided hereunder and are in no way an indication of prices for other arrangements, orders or agreements with the Licensee.

6.       CONFIDENTIALITY

         6.1 Both parties shall maintain strict confidence and shall not disclose to any third party any information or material relating to the other or the other's business which comes into that party's possession and shall not use such information and material except for the purposes of this Agreement. This provision shall not, however, apply to information or material which is or becomes public knowledge other than by breach by a party of this clause.

         6.2 Without limiting the foregoing, any confidential information shall at all times be given protection no less than each party gives to its own confidential information.

7.       WARRANTY

         PGS warrants that the Services will be supplied using reasonable care and skill. PGS does not warrant that the Services supplied will be error-free, accurate or complete.

8.       LIMITATION OF LIABILITY

         8.1 PGS shall not be liable for any special, indirect, economic or consequential loss or damage howsoever arising or howsoever caused (including loss of profit, loss of revenue or loss of goodwill) whether from negligence or otherwise. Any liability of PGS shall in any event be limited to the fees paid by the Licensee under this Consultancy Services Agreement in the year in which the event of default arises.

         8.2 Nothing herein shall limit either party's liability for death or personal injury arising from the proven negligence by itself or its employees or agents.

         8.3 The Licensee shall fully indemnify PGS against any liability to third parties or Licensees arising out of the Licensee's use of the Deliverables.

         8.4 Neither party shall be liable for any delay or failure to perform arising from circumstances outside its control.

9.       TERM AND TERMINATION

         9.1 This Agreement shall commence on the Commencement Date and shall continue until three years from the Commencement Date unless terminated sooner under the provisions hereunder.

         9.2 Either party may terminate this Agreement forthwith for any one or more of the following reasons:

                  a. upon a material breach by the other party of any part of this Agreement which is incapable of remedy or which, if capable of remedy, is not so rectified within thirty (30) days; or

                  b. upon an order being made for the purposes of liquidation or bankruptcy of the other party (save for the purposes of voluntary reconstruction or amalgamation); or

                  c. a change of control of the other party which the first party views as material and/or adverse to its own business.

         9.3 The Licensee's rights to the free and discounted Man Months and discounted rates provided for in Appendix A to this Agreement shall terminate in the event that:

                  (a) PGS exercises its rights under Clause 3.4 of the Main Agreement; or

                  (b) PGS is released from those obligations in the circumstances outlined in Clause 13.1 of the Main Agreement; or

                  (c)      PGS is otherwise entitled to terminate the Main
                           Agreement.

         9.4 Termination shall be without prejudice to any other rights or remedy which may have accrued prior to the termination.

10.      CONTINUATION

         The provisions as to confidentiality, liability and copyright shall continue in full force and effect for a period of three (3) years following termination or expiry of this Agreement for whatever reason.

11.      EMPLOYMENT OF PERSONNEL

         Subject to the prior written consent of PGS, during the term of this Agreement and for a period of twelve (12) months thereafter, the Licensee shall not employ or induce to employ, whether as an employee, agent, partner or consultant, any employee of PGS directly associated with this Agreement. The parties agree that a reasonable forecast of the damages arising from breaching this clause would be (and the Licensee agrees to pay) an amount equal to the annual salary for the employee as of the date of the breach of this clause as liquidated damages. PGS may also seek injunctive relief.

12.      NOTICES

         All notices shall be given in writing to persons at the locations specified in this Agreement or such other address as either party may designate by notice to the other. Notice sent by post shall be deemed to be delivered seventy-two (72) hours after posting.

13.      WAIVER

         Any waiver, concession or indulgence made by either party shall not be considered as a continuing waiver of its rights.

14.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding between the parties hereto and supersedes all previous agreements between the parties. No other terms or conditions (including any written, given verbally or attached to any purchase order form, document or correspondence) shall be included or implied unless agreed upon in writing signed by an authorised officer or representative of each of the parties to this Agreement.

15.      TAXES

         PGS is responsible for accounting to the Inland Revenue and all other authorities for all taxes, insurance contributions and other liabilities, charges and dues for which PGS is liable. The Licensee shall not make any withholding from the fees payable hereunder unless so instructed by PGS.

16.      INDEPENDENCE

         Nothing within this Agreement creates any relationship between the parties and for the purposes of this Agreement, PGS is an independent contractor.

17.      ASSIGNMENT

17.1 This Agreement may not be assigned by either party without the prior written consent of the other party, such consent not to be unreasonably withheld.

17.2 The parties acknowledge that PGS may subcontract its obligations under this Agreement to PGS Reservoir (UK) Ltd or its successors or, if those companies are not available due to reasons of insolvency, a third party provider mutually agreeable to Licensee and provided that PGS remains primarily liable to the Licensee for the performance of the obligations hereunder.

18.      SEVERABILITY

         If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the remaining terms or provisions shall remain in full force and effect and such invalid, illegal or unenforceable terms and provisions shall be deemed, ab initio, not to have been part of this Agreement.

19.      FORCE MAJEURE

19.1 The obligations of each party under this Agreement shall be suspended during the period and to the extent that that party is prevented or hindered from complying with them by any cause beyond its reasonable control including, but not limited to, an act of God, strikes, floods, fire, storm, failures of electrical or telephone supplies, change in the laws, rules, regulations or orders of any national or municipal or other governmental body, acts of war or terrorism, riots, civil disturbance or natural disasters.

19.2 In the event of either party being so hindered or prevented, the party concerned shall give notice of suspension as soon as reasonably possible to the other party stating the date and extent of the suspension and its cause. A party whose obligations have been suspended as aforesaid shall resume the performance of those obligations as soon as reasonably possible after the removal of the cause and shall so notify the other party. In the event that the cause continues for more than six (6) months the parties agree that this Agreement shall terminate automatically.

20.      HEADINGS

         All headings used in this Agreement are for convenience only and shall be disregarded for the purpose of any interpretation of this Agreement.

21.      GOVERNING LAW

         This Agreement shall be subject to and construed in accordance with the laws of England and Wales and the parties hereby submit to the exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

PGS Exploration (UK) Ltd                   NSNV, INC.

By ______________________  (Signed)        By ______________________  (Signed)

   ______________________  (Name)             ______________________  (Name)

   ______________________  (Title)            ______________________  (Title)

                                   APPENDIX A

                      TO THE CONSULTANCY SERVICES AGREEMENT

1. SERVICES (1)

Provision of one person for two (2) Man Months and appropriate computer hardware and software in PGS Reservoir's (or their successor's) office in Maidenhead for the provision of the Services.

The person to be provided shall depend on timing of commencement of work, but such person shall be familiar with work undertaken on the mega merge. The person may not necessarily be an active member of the current mega merge teams as there is working in progress which needs to be completed during Q.1 2004.

This person shall be provided at no cost to Licensee.

2. SERVICES (2)

Provision of person or persons up to 6 Man Months on an at cost basis for such person or persons based on actual costs for such persons, plus any appropriate costs for computer hardware and software required for the work to be undertaken for the Licensee. The scope of such work and persons required for such work are not defined at present, but shall be defined by Licensee and costs agreed between the parties before commencement of work. The location of the work to be undertaken shall also be agreed in advance by the parties.

The person or persons shall depend on the manpower and timing requirements of Licensee provided that the person or persons to be provided shall be familiar with work undertaken on mega merge.

3. SERVICES (3)

Any services requested during the Term outside the scope of items 1 and 2 above shall be provided to the Licensee at the more favourable price to the Licensee of (i) at a discount of 3.5 to 5% of PGS's usual rates depending on the type of service or (ii) Preferred Terms as defined in Schedule B of the Main Agreement.

                                                                  EXECUTION COPY

                                   SCHEDULE C

                                LICENCE AGREEMENT

                  FOR USE OF NORTH SEA MEGA MERGE SEISMIC DATA

                          LICENCE AGREEMENT NO: 2003-45

THIS AGREEMENT is made this 16th day of December 2003 between

(1) PGS EXPLORATION (UK) LTD, a company registered in England having its Registered Office at PGS Court, Halfway Green, Walton-on-Thames, Surrey, KT12 1RS (hereinafter referred to as "PGS"); and

(2) NSNV, INC. a corporation organized under the laws of the State of Texas, United States of America, having its offices at 1001 Fannin, Suite 1700, Houston, Texas 77002 (hereinafter referred to as "Licensee").

ARTICLE 1 - DEFINITIONS

For the purpose of this Agreement, the following definitions shall apply:

1.1 "AFFILIATE" shall mean any company or other entity controlled by, in control of or under common control with a Party hereto. For the purpose of this definition, "control" shall mean the right to exercise directly or indirectly the vote of more than 50% (fifty percent) of the voting shares in such company or corporation in issue from time to time and/or the right to control the composition of the board of directors of such a company or corporation.

1.2 "AGREEMENT" means this agreement together with all its enclosures and appendices as amended, modified or supplemented from time to time.

1.3 "BONA FIDE GROUP" means a group of two or more companies or other entities having a contractual agreement to jointly explore, lease or develop defined geographical area(s) of exploration interest.

1.4      "COMMENCEMENT DATE" means 16 December 2003.

1.5 "CONSULTANT" means a Third Party (whether individual, company or other entity) engaged by The Licensee to interpret, reprocess or make other technical studies of the Data.

1.6 "DATA" means the proprietary geophysical and/or geological information known as the North Sea Mega Merge Seismic Data over the geographical area defined in Schedule F of the Main Agreement including but not limited to the seismic data, the interpretation thereof together with any such information regarding concepts or leads identified during the course of the interpretation.

1.7 "GROUP MEMBER" means a company or other entity being a member of a Bona Fide Group.

1.8 "LICENSED DATA" means the Data licensed under this Agreement pursuant to a request under Clause 2.2.

1.9 "MAIN AGREEMENT" means the agreement between the Licensee and PGS entered into on the same date as this Agreement.

1.10 "NORTH SEA PARTICIPANT" means one or more of the following companies as well as their Affiliates and their successors:

        BP                                 GDF
        Conoco Phillips                    Total
        Chevron Texaco                     ENI
        Amerada Hess                       BG
        Kerr McGee                         Petro-Canada
        Marathon                           CNR
        Norsk Hydro                        Maersk
        Shell                              Wintershall
        Exxon Mobil                        RWE
        Statoil                            Murphy
        Centrica                           Encana
        Paladin                            Noble
        ATP                                Perenco
        Talisman

1.11 "OPTIONAL DELIVERY ITEMS" means in respect of Licensed Data those items identified in Appendix B as Optional Delivery Items for that part of the Data.

1.12 "OWNER" means any person, firm or company by whom PGS has been granted a licence to use any of the Data (not being Data owned by PGS);

1.13 "PGS COMPETITOR" means a company or an Affiliate of a company that, as all or a significant part of its business, licences to others, acquires or processes seismic data or provides consultancy services relating to seismic data.

1.14 "PGS PROPRIETARY DATA" means that part of the Data owned by PGS or its Affiliates (not open file or brokered data).

1.15     "PARTY" means each of the parties to this Agreement.

1.16 "REQUEST" means a request to licence Data in the form set out in Appendix A made in accordance with Clause. 2.2 of this Agreement.

1.17 "STANDARD DELIVERY ITEMS" means in respect of Licensed Data those items identified in Appendix B as Standard Delivery Items for that part of the Data.

1.18 "THIRD PARTY" means an individual, a partnership, a company or other entity not being a Party to this Agreement.

ARTICLE 2 - GRANT OF RIGHTS

2.1 PGS grants to the Licensee, subject to the terms and conditions of the Agreement, and upon delivery of the requested Data following a Request in accordance with Clause 2.2 the non-exclusive use of and access to the requested Data for the sole purpose of evaluating the hydrocarbon potential of the geographical area to which the requested Data refer or of any other geographical area adjoining such area. The Data and any information derived therefrom shall solely be used for the Licensee's internal purposes.

2.2 The Licensee may exercise its right to license Data by serving a Request on PGS requesting delivery of all or portions of the Data. Each Request shall specify the geographical area to which the requested Data relates and shall be in the form set out in

         Appendix A. The scope of the licence granted shall only extend to that part of the Data which covers the geographical area specified in the Request. The requested Data shall be deemed licensed to the Licensee when PGS acknowledges receipt of the Request by countersigning the Request, such acknowledgement not to be delayed or withheld.

ARTICLE 3 - DELIVERY OF DATA

3.1 The Licensee is entitled to receive upon request at any time and from time to time from PGS under this Agreement the Licensed Data in the formats set out in Appendix B. PGS shall invoice Licensee for any applicable additional charges as set out in Appendix B.

3.2 The Licensee shall be entitled under this Agreement to request additional copies of the Licensed Data and extra products and services relating to the Licensed Data for which an additional charge will become payable to PGS, details of which are set out in Appendix B.

3.3 At the request of the Licensee, PGS shall deliver requested Data to the Licensee and such Data will be received by the Licensee subject to the terms and conditions of this Agreement.

3.4 Licensed Data delivered to the Licensee under the Agreement unless otherwise agreed shall be delivered in duplicate to Licensee's offices in London and Houston and shall be accompanied by a transmittal letter or delivery form which shall describe in detail the content and form of the Licensed Data, such as but not limited to, the 3D area, in-line(s), cross-lines and type of data delivered.

3.5 Where delivery of Licensed Data is made by PGS in usual tape format Licensee shall reimburse PGS the expense of the tangible carrier for the second copy only. Where delivery is requested on any other media (for example hard drive) Licensee shall provide the media to PGS or agree to reimburse PGS for the actual cost of the requested media for all copies.

3.6 PGS shall use its bests efforts to deliver Licensed Data within such period as is reasonable considering the volume and format of the Licensed Data requested.

ARTICLE 4 - AVAILABILITY OF DATA

4.1 PGS undertakes for a period of 5 YEARS from the Commencement Date, to store the original Data in London, provided that the Data are owned by PGS. During this period copies of the Licensed Data shall be available for Delivery to the Licensee in accordance with the terms of this Agreement.

4.2 Where PGS itself stores the Data, PGS shall ensure that such Data are stored in accordance with industry practice from time to time. Where PGS procures the storage of the Data by a Third Party PGS shall use its reasonable endeavours to ensure that such Third Party is equipped to store such Data in accordance with industry practice from time to time. Save as otherwise provided herein PGS shall have no liability in respect of any loss of or damage to the Data howsoever caused during storage.

4.3 If PGS should continue to store the Data after the expiration of the said 5 YEARS period, the Licensee shall be entitled to deliveries of copies of the Licensed Data in accordance with the terms of this Agreement for so long time as the Data are stored by PGS. PGS gives no warranty in respect of the storage of the Data after the expiration of such 5 YEAR period referred to above and accordingly PGS shall have no liability whatsoever and howsoever caused in respect of any loss of or damage to the Data. If after the expiry of the five year period referred to above PGS decides to terminate storage of Data owned by PGS, the Licensee will be given 60 days' written notice to this effect to provide time for the Licensee to request PGS to supply further copies of the Data at the Licensee's expense and on the terms of this Agreement prior to such termination taking place.

ARTICLE 5 - PRICE AND PAYMENT CONDITIONS

5.1 The price to be paid by the Licensee (the Licence Fee) shall be as set forth in the Main Agreement, except the Uplift Payments and additional charges which are described in Articles 5.2 -5.5 herein.

5.2 Uplift Payments as set out in Appendix C shall be due to be paid to PGS by the Licensee in the event that the Licensee or any of its Affiliates has or gets a joint contractual or equity interest in any licence covering all or part of a geographical area covered by PGS Proprietary Data.

5.3 The costs set out in Schedule B are inclusive of all other expenses if applicable relating to the production and delivery of those items including expenses for tape copying, handling, reproduction, splicing, freight and insurance if applicable except as provided for in Article 3.5.

5.4 PGS will issue invoices to the Licensee for any additional costs and expenses not covered by the Licence Fee upon confirmation and acceptance of the Licensees order.

5.5 Except as otherwise provided for in this Agreement, payment shall be made by The Licensee within 30 days following the date of the invoice to PGS Bank Account as stated in the invoice. Interest shall be charged on late payments at the annual rate of LIBOR plus three (3) per cent from the date of the invoice until payment in full regardless of whether proceedings have been commenced.

ARTICLE 6 - OWNERSHIP OF THE DATA

6.1 The Licensee acknowledges that the Data are a valuable intellectual property right and trade secret of PGS or of the Owner and that title to, ownership rights and intellectual property rights in, such Data shall at all times remain in PGS or the Owner. The Licensee acknowledges that it is acquiring under the terms hereof, only the non-exclusive right to utilise the Licensed Data, as provided herein, and PGS shall have the right at any time to license the Data to Third Parties on terms to be decided by PGS, except as otherwise set forth herein or in the Main Agreement. The Licensee shall in no event disclose or transfer the Licensed Data or any information derived therefrom to Third Parties, except as may be specifically provided in this Agreement.

ARTICLE 7 - REPRESENTATIONS, WARRANTIES AND INDEMNITIES

7.1 PGS represents and warrants that (i) it has the right to license to the Licensee the Data licensed under this Agreement, (ii) Licensing and Delivery of the Licensed Data to the Licensee does not and will not infringe on any copyright or any trade secrets of any third party and
         (iii) the execution and delivery of this Agreement and performance hereunder shall not violate any law, rule or regulation or any contracts or agreements by any member of the PGS Group with Third Parties.

7.2 PGS agrees to indemnify, defend and hold harmless the Licensee (including reasonable attorneys' fees and costs of defence) from and against claims, causes of action, losses, liabilities and legal proceedings brought against the Licensee claiming infringement of a patent by PGS in its performance of its obligations hereunder, provided the Licensee notifies PGS promptly in writing of any such infringement claim against it and gives PGS such authority, information and assistance, at the expense of PGS, as PGS may request in defence of such proceedings and provided further that the Licensee shall not compromise, settle or negotiate or make any statement prejudicial to the defence or settlement of any such claim and shall permit PGS to take over at PGS's expense the conduct of any such provided further that this indemnity shall not apply to any claim or award against the Licensee which arises directly or indirectly, as a result of PGS in performing its obligations using any equipment, technology, designs, know-how or information supplied by the Licensee or following any directions of the Licensee.

         7.3 PGS agrees to indemnify, defend and hold the Licensee harmless (including reasonable attorneys' fees and costs of defence) from and against claims, causes of action, losses, liabilities and legal proceedings brought against the Licensee by any Third Party or employees of PGS arising out of or related to the conduct by PGS of its operations in acquiring and processing the Data licensed to the Licensee hereunder, provided the Licensee notifies PGS promptly in writing of any such claim against it and gives PGS such authority, information and assistance (at PGS's expense) as PGS may request for the defence of such proceedings and provided further that the Licensee shall not compromise, settle or negotiate or make any statement prejudicial to the defence or settlement of any such claim and shall permit PGS to take over at PGS's expense the conduct of any such proceedings and provided further that this indemnity shall not apply to any claim or award against the Licensee which arises directly or indirectly as a result of PGS in performing its obligations hereunder using any equipment, technology, designs, know-how or information supplied by the Licensee or following any directions of the Licensee.

         7.4 The Licensee shall indemnify, defend and hold PGS and/or the Owner harmless in respect of any loss or damage suffered by PGS and/or the Owner as a result of any breach of this Agreement by the Licensee. PGS shall indemnify, defend and hold the Licensee harmless in respect of any loss or damage suffered by the Licensee as a result of any breach of this Agreement by PGS.

         7.5 PGS represents and warrants that so far as PGS is aware but without having conducted any investigations of any Third Party the Data provided to the Licensee hereunder has been acquired and processed in accordance with applicable laws, rules and regulations and accepted practices of the geophysical profession. Notwithstanding anything else contained herein, the Licensee acknowledges and accepts that the Data licensed under this Agreement are being supplied "as is", and PGS makes no representation or warranty, express or implied, of any kind regarding the quality or reliability of the Data nor their fitness for any particular use or purpose and all warranties, conditions or other terms implied by statute or common law are excluded to the fullest extent permitted by law.

         7.6 If wrong or faulty copies of Licensed Data are delivered by PGS, PGS shall as soon as possible see that the copies are replaced by correct copies, and PGS shall have no further liability in respect of the delivery of wrong or faulty copies.

         7.7 PGS makes no guarantee representation or warranty that any licences, leases or concessions for areas covered by the Data will be granted to the Licensee or other exploration activity will be authorised for the area covered by the Data by any government entity or other Third Party, and any implied representation to that effect is hereby expressly negated.

         7.8 Notwithstanding anything else contained herein, PGS shall in no event be liable to the Licensee for punitive, indirect, incidental or consequential damage or loss and/or for any business interruption, loss of production, loss of product, loss of use, loss of revenue, profit, anticipated product or business opportunity resulting from or arising out of the performance or non performance of this Agreement or the use by the Licensee of the Data or out of any representation (unless made fraudulently) or any implied warranty, condition or other term, or any duty at common law, whether in any case caused by the negligence or breach of statutory duty of PGS, its employees or agents or otherwise howsoever arising. Nor shall PGS be liable for any costs related to the use of the Data, e.g. costs regarding format conversions for specific uses.

         7.9 The Licensee shall inform the PGS on becoming aware of any actual attempted or suspected abuse of the Data or of any allegation or complaint made by a Third Party that the use of the Data in accordance with the terms of the Agreement infringes the rights of that Third Party.

         7.10 The obligations under this Article 7 shall survive the termination of this Agreement.

         ARTICLE 8 - CONFIDENTIALITY

         8.1 The Licensee agrees that all Data acquired and obtained under the terms of this Agreement are intended for its sole use, and that all such Data and any information derived therefrom shall be kept and remain confidential and shall not be divulged, transferred, sold or otherwise disposed of without the prior written consent of PGS, except as specifically provided in this Agreement. The Licensee shall ensure that all of its directors, officers or employees who have access to the Data or any information derived therefrom are informed of the obligations of confidentiality set out in this Agreement prior to disclosing the same to them and that such directors, officers and employees are bound by a general obligation of confidentiality to The Licensee which extends to the Data and any information derived therefrom. The Licensee shall enforce such obligations in respect of the Data and any information derived therefrom at its own expense at the request of PGS.

         8.2 The Licensee may at any time during the term of this Agreement disclose and make the Licensed Data available to any Affiliate of the Licensee for such Affiliate's sole use, provided that prior to such disclosure Licensee shall inform PGS of the identity of such Affiliate in writing and such Affiliate shall agree:

                  (i) to be bound by the terms of this Agreement to the same extent as the Licensee provided always that such Affiliate shall not be entitled to disclose the Licensed Data or any information derived therefrom to any of its Affiliates;

                  (ii) that in the event such Affiliate should cease to be an Affiliate of the Licensee, it shall immediately cease use of the Licensed Data and any information derived therefrom and all copies thereof shall forthwith be returned to the Licensee or PGS;

                  (iii) that on termination or expiry of this Agreement for whatever reason such Affiliate shall immediately cease use of the Licensed Data and any information derived therefrom and all copies thereof shall forthwith be returned to PGS;

         8.3 The Licensee hereby undertakes to procure that an Affiliate to which Licensed Data is disclosed under Clause 8.2 shall comply with the provisions of this Clause 8 and the Licensee shall indemnify and keep indemnified PGS from and against all and any losses, costs, damages and expenses (including, without limit, legal costs and expenses) that PGS may suffer or incur arising as a direct or indirect result of any breach by such Affiliate of such provisions.

         8.4 If an Affiliate to which Licensed Data is disclosed under Clause 8.2 is at the date of disclosure of the Licensed Data or any information derived therefrom or at any time thereafter during the term of this Agreement becomes itself the holder of a licence or becomes a Group Member of any Bona Fide Group which has been awarded a licence in respect of any area to which the Licensed PGS Proprietary Data relates, the Licensee shall be liable to pay to PGS the Uplift Payments in accordance with Appendix C.

         8.5 The Licensee may disclose and make the Licensed Data available to a Consultant, provided that the Consultant agrees to the following:

                  (i) that the work performed by the Consultant in connection with the Licensed Data shall be for the sole benefit of the Licensee;

                  (ii) to maintain in the strictest confidence and not disclose the Licensed Data or the results of the Consultant's work or any information derived therefrom to any Third Party;

                  (iii) that the Consultant shall not retain any copies of the Licensed Data or any information derived therefrom and upon completion of his work shall deliver all copies thereof to the Licensee;

                  (iv) that the Consultant shall not use the information obtained for his own commercial purposes or those of any Third Party;

                  and the Licensee shall procure that the Consultant shall comply with such provisions and the Licensee shall indemnify and keep indemnified PGS from and against all and any losses, damages, costs and expenses (including, without limit, legal costs and expenses) suffered or incurred by PGS directly or indirectly as a result of any breach by the Consultant of such provisions.

         8.6 The Licensee may disclose and make available to government agencies having competent authority or jurisdiction in the areas concerned, such copies of the Licensed Data which are required to be disclosed by the respective agencies provided always that prior to making any such disclosure the Licensee shall first consult with PGS and shall have due regard to the views and opinions of PGS in making any such disclosure.

         8.7 Subject always to Article 9 hereof, the Licensee may disclose and make the Licensed Data available to the Group Members of a Bona Fide Group of which the Licensee is a member.

         8.8 The Licensee may show limited amounts of Licensed Data solely for presentation purposes to prospective joint venturers or prospective assignees of the Licensee with respect to petroleum exploration and production rights in the survey area to which the Licensed Data relates, provided that such prospective joint venturers and prospective assignees agree to keep the same confidential and provided further that the Licensee shall not give copies of Licensed Data to or allow copying of Licensed Data by such prospective joint venturers or assignees. For the avoidance of doubt the Licensee shall not be entitled to make any such Data available to such persons by any electronic means including without limitation by including the same on any web-site or other Internet presence or by making the same available over the Internet, the worldwide web or any other electronic delivery system or computer network; however, Licensee shall be allowed to make limited amounts of the Licensed Data available to such persons on computer workstations or similar equipment in Licensee's offices for presentation and evaluation purposes only, subject to the terms of this Clause. These obligations of the Licensee shall also apply in cases where the Licensee is selling or transferring his business activities and/or his assets relating to Licensed Data, partly or in whole, to a Third Party. The Licensee shall procure that any such prospective joint venturer, assignee or Third Party complies with such obligations of confidence. Except as otherwise provided, in order to obtain any additional access to the Licensed Data, the prospective joint venturer, assignee or Third Party must purchase a Licence from PGS at the appropriate price.

         8.9 The Licensee may disclose and provide copy of the Licensed Data to other parties, subject to written agreement by PGS, provided that such other parties agree to keep such Licensed Data within the confidentiality obligations herein.

         8.10 If Licensed Data delivered under the Agreement are reprocessed by or for the Licensee, the confidentiality terms contained herein shall apply to the results of the reprocessing and the information derived therefrom. Magnetic media and hard copies, resulting from reprocessing, shall be marked by such notice as PGS may require from time to time. Without prejudice to the generality of the foregoing on the termination or expiry of this Agreement for whatever reason The Licensee shall immediately cease to make any use of such reprocessed Data or the information derived therefrom and shall at the option of PGS, either destroy or return to PGS such reprocessed Data and all copies of any information derived therefrom.

         8.11 The Licensee shall not divulge any of PGS's proprietary working practices "know-how" or other confidential information relating to PGS or its business to any Third Party except pursuant to the extent permitted under Articles 8.2, 8.5 and
                  8.6 and in any event only as may be strictly necessary. Any such disclosure of such proprietary working practices, "know-how" or confidential information shall only be made on condition that the recipient of such information agrees in writing to keep the same strictly confidential in terms reasonably acceptable to PGS provided always however that this clause shall not apply in respect of information which is already in the public domain otherwise than as a result of any breach by the Licensee of this Article.

         ARTICLE 9 - BONA FIDE GROUP

         9.1 In the event that the Licensee is or becomes a member of a Bona Fide Group whose interests include part or the whole of the area covered by Licensed Data delivered under this Agreement, The Licensee shall:

         (a)      notify PGS of the identity of the other Group Members;

         (b) pay the Uplift Payment in accordance with Clause 5.2 if applicable to PGS Proprietary Data.

         9.2 The Licensee may disclose and make copies of the Licensed Data and information derived therefrom available to the other Group Members subject to the Licensee having complied with its obligations under Clause 9.1 and procuring that the other Group Member(s) agree to comply with the terms of this Agreement and shall confirm this in writing to PGS in such terms as PGS may request.

         9.3 Subject to the Licensee having paid any applicable Uplift Payment due under Clause 9.1, a Group Member with whom the Licensee has entered into a joint venture or other contractual arrangement providing for joint contractual or equity interests in all or part of any license covered by the Licensed Data shall be entitled to receive from PGS a license to the relevant Licensed Data at no additional charge, where the Group Member complies with the requirements set out in
                  Article 9.3(i) and 9.3(ii) below or, where applicable on open file or brokeraged data, subject to that Group Member having paid an amount to PGS equivalent to any brokerage payment that PGS may be liable to pay to a third party in respect of granting such a licence to the Group Member. The licence granted by PGS to Group Member will include data over the equity licence acreage, plus a reasonable (approximate 2 km) periphery.

                  (i) where the licence is a UKCS licence, such Group Member has not held an interest in more than 2 licences in the area covered by the Data prior to the UK's 21st licensing round or

                  (ii) where the licence is a Norway licence, such Group Member does not currently hold an equity licence in Norway as of the Commencement Date.

         9.4 A Group Member which has been given access to the Data or any information derived therefrom in accordance with the provisions of this Article, shall have the same rights and obligations related to the use of the Licensed Data or such information as the Licensee has under this Agreement.

         9.5 The liability hereunder of the Licensee and any other Group Members of a Bona Fide Group of which the Licensee is a member shall be joint and several.

         9.6 The Licensee shall promptly inform PGS if a Group Member should leave the Bona Fide Group. The leaving member and any Affiliate thereof shall have no continuing right to make use of the Licensed Data or any information derived therefrom received under this Agreement unless it concludes a separate licence agreement with PGS and pays the licence fee in full according to current price lists prevailing at such time. If such agreement with PGS is not concluded, the Licensee shall ensure that all copies of the Licensed Data and any information derived therefrom which the leaving member or any Affiliate thereof may have received under this Agreement are returned forthwith to PGS. For the avoidance of doubt, where a Bona Fide Group of which the Licensee is a member ceases to exist, whether as a result of the termination or expiry of any agreement relating to the creation of such Bona Fide Group or otherwise howsoever, all Group Members of such Bona Fide Group at such time (other than the Licensee) shall be deemed to have left the Bona Fide Group and accordingly shall be regarded as leaving members under this Article 9.6.

         9.7 If the leaving member should leave the Bona Fide Group prior to a licence round for which the Licensed Data have been licensed by the Bona Fide Group and the leaving member elects not to continue use of the Licensed Data under a separate licence agreement with PGS, then the Licensee shall ensure that all copies of the Licensed Data and any information derived therefrom are returned to PGS and the information derived therefrom.

         ARTICLE 10 - TERM AND TERMINATION

         10.1 This Agreement shall be in effect from the Commencement Date and shall continue in effect for an indefinite period of time until it is terminated according to the provisions contained in this Article or by mutual agreement between the Parties.

         10.2 This Agreement shall terminate in the event that the Licensee fails to comply with its obligations under the Main Agreement, and such failure continues for a period of five (5) Working Days after written notice of such failure from PGS. For the avoidance of doubt and without prejudice to the generality of the foregoing, it is acknowledged and agreed that this Agreement shall automatically terminate in the circumstances set out in Clause 3.9 of the Main Agreement.

         10.3 Either Party may by notice in writing to the other Party terminate this Agreement with immediate effect if:

                  (i) the other Party should fail to comply with any material term or provision of this Agreement and such breach or default of this Agreement is not remediable or not remedied within 30 days after receipt of written notice of such breach or default from the non-defaulting Party.

                  (ii) the other Party commits a persistent breach of this Agreement (and for the purposes hereof a persistent breach shall be a breach which is committed more than three (3) times in any six (6) month period in respect of which written notice is given each such time by the Party not in default); or

                  (iii) the other Party goes into liquidation either compulsory or voluntary (save for the purpose of a bona fide solvent reconstruction or amalgamation) or if a receiver or manager is appointed in respect of the whole or any part of its assets or if any resolution is passed for the voluntary liquidation of the other Party or if any petition is presented to any court of competent jurisdiction for the compulsory liquidation of the other Party or if any petition is presented to any court of competent jurisdiction for the administration of the other Party pursuant to Part II of the Insolvency Act 1986 or if the other Party proposes any voluntary arrangement pursuant to Part I of the Insolvency Act 1986 or if any arrangement, scheme of arrangement or compromise or composition is proposed with the general body of creditors of the other Party or any part of the same or if the other Party makes an assignment for the benefit of or composition with its creditors generally or threatens to do any of these things or if the other Party shall become insolvent by reason of its inability to pay its debts as they fall due or if anything analogous to the forgoing occurs in any relevant jurisdiction.

         10.4 Upon termination of this Agreement all use, whether by The Licensee, any Affiliate of The Licensee, any Consultant or any Group Member, of the Data licensed hereunder and any material or information derived therefrom shall immediately cease and all copies of such Data in the possession or control of such persons shall forthwith be returned by the Licensee to PGS and all copies of any material or information derived therefrom shall forthwith be destroyed.

         10.5 All provisions of this Agreement which in order to give effect to their meaning need to survive its termination including without limitation the Licensee's obligations with respect to confidentiality and the provisions of Articles 6, 7 and 8 shall remain in full force and effect thereafter. Termination of this Agreement shall not affect the rights of the Parties to payment hereunder accrued up to the date of termination.

         10.6 The foregoing rights of termination shall apply notwithstanding any assignment, novation, transfer or other grant of rights whatsoever (whether or not permitted hereunder or approved by PGS) and the above provisions shall be binding on any successor, assign or sub-licensee of the rights of the Licensee hereunder.

         ARTICLE 11 - CHANGE OF CONTROL

         11.1 PGS shall be entitled to terminate this Agreement forthwith by notice in writing to the Licensee if any change occurs in the control of the Licensee or any holding company of the Licensee, or any assignee of the Licensee as provided in
                  Article 12, whether by virtue of any merger, acquisition, consolidation, buy-out or otherwise howsoever, unless:

                  (i) PGS has given its prior written consent to such change of control and the Licensee and Third Party has complied with any conditions attached to that consent; or

                  (ii) the successor who acquires control is not a PGS competitor and Licensee within thirty (30) days after such change of control pays to PGS, the fee which would be payable by a third party for licensing the Data up to a limit of USD 2.25 million (USD2,250,000); or

                  (iii) a one time change of control occurs as part of the Vespa Arrangements (as defined in the Main Agreement), or

                  (iv) there is a one time change of control which occurs after the Vespa Arrangements and PGS has not issued a Put Notice under Clause 3 of the Main Agreement, and which occurs within three (3) years of the Commencement Date, and the successor who acquires control is not a PGS Competitor or a North Sea Participant.

         11.2 Licensee shall in any event notify PGS in writing of any change in control of the Licensee or its holding company or their permitted assignees to whom rights have been assigned under Article 12 no later than seven (7) days after such change taking place and any regulatory restrictions on such notification being made having expired.

         11.3 For the purpose of this Article, "control" in relation to a company or corporation shall mean the right to exercise directly or in directly the vote in a general meeting of more than 50 per cent of the voting shares in such company or corporation in issue from time to time and/or the right to control the composition of the board of directors of such company or corporation and "holding company" shall have the meaning ascribed thereto by Section 736 Companies Act 1985.

         11.4 Nothing in this Clause shall affect PGS's rights to terminate this Agreement under or pursuant to Clause 10.2.

         ARTICLE 12 - ASSIGNMENT

         12.1 The Licensee may not assign or transfer any of its rights or obligations hereunder, except as expressly authorised herein.

         12.2 The rights of the Licensee granted by this Agreement may not be transferred without the prior written consent of PGS. PGS's consent will not be delayed or refused for:

         (a) a single one time assignment to an entity that acquires all or substantially all of the business or assets of the Licensee which occurs after the Vespa Arrangements and PGS has not issued a Put Notice under Clause 3 of the Main Agreement, and which occurs within three (3) years of the Commencement Date, and the assignee is not a PGS Competitor or a North Sea Participant;

         (b) an assignment to Vespa or any of its Affiliates, provided that the Licensee shall procure that the entity to whom Licensee assigns its rights under this Agreement shall agree to assign such rights back to Vespa immediately prior to ceasing to be an Affiliate of Vespa.

         12.3 A transfer of the right to use the Licensed Data shall not release the Licensee from obligations under this Agreement including its obligations to pay Uplift Payments and in the event the entity to which the Data is transferred or its Affiliates is or becomes the holder of an exploration or production licence in an area covered by PGS Proprietary Data or becomes a Group Member of a Bona Fide Group that holds or has an interest in an exploration or production licence over an area covered by such Data.

         12.4 Except as otherwise authorised herein, this Agreement shall not be construed as granting to the Licensee a right to assign or transfer this Agreement to a Third Party with whom the Licensee has agreed to sell or transfer all or a portion of its petroleum exploration assets and/or business operations unless Licensee, unless such Third Party is not a PGS Competitor and within thirty (30) days after such assignment Licensee pays to PGS, a transfer fee equivalent to the then current fee which would be payable by a third party for licensing the Data up to a limit of USD2.25 million (USD2,250,000).

         12.5 PGS may assign or transfer its rights and obligations hereunder, wholly or in part, to any of its Affiliates; however, PGS shall remain primarily liable for its obligations hereunder if such assignment or transfer is made without the prior written consent of Licensee. Such assignment shall always be notified to Licensee in writing, covering the Licence Agreement valid at the time of Assignment.

         ARTICLE 13 - NOTICE

         13.1 Any notice required or permitted to be given under this Agreement shall be in writing and shall either be delivered personally or sent by recognised courier service or by pre-paid registered mail or by facsimile (telefax) transmission to the Parties as follows:

                  To:      PGS Exploration (UK) Ltd
                           PGS Court
                           Halfway Green
                           Walton-on-Thames
                           Surrey
                           KT12 1RS

                           Tel.: +44 (0)1932 26 00 01
                           Fax: +44 (0)1932 26 65 12

                  To:      NSNV, Inc.
                           1001 Fannin, Suite 1700
                           Houston, Texas 77002
                           United States

                           Tel.: (713) 307-8700
                           Fax: (713) 307-8794

                  or to such other addresses as either of the Parties may from time to time designate by notice in writing to the other Party.

         13.2 A notice given hereunder shall be deemed to have been received by the Party as follows:

                  (i)      if personally delivered, at the time of delivery

                  (ii) if delivered by courier, two days after the notice was delivered to the courier

                  (iii) if sent by pre-paid registered mail, four days after the envelope containing the notice was delivered into the custody of the postal authorities

                  (iv) if sent by facsimile transmission, at the time of transmission, provided always that a confirmation copy is sent by pre-paid registered mail to the relevant Party within 24 hours after transmission unless such date of deemed receipt is not a business day, in which case the date of deemed receipt shall be the next succeeding business day. In this Article "business day" shall mean any day (other than a Saturday or Sunday) on which banks in the territory in which the Party on whom notice is being served is situated are generally open for business.

         In proving such service, it shall be sufficient to prove that delivery was made to the Party or to the courier, or that the envelope containing the notice was properly addressed and delivered into the custody of the postal authorities as prepaid registered mail or that the facsimile transmission was properly addressed, transmitted and received as the case may be.

         ARTICLE 14 - FORCE MAJEURE

         14.1 If a Party is prevented or delayed in the performance of any of its obligations under this Agreement by force majeure, and if it gives written notice thereof to the other Party specifying the matters constituting force majeure, together with such evidence as it reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue then the Party giving notice shall be excused the performance or the punctual performance, as the case may be (except for the payment of money) of such obligations from the date of such notice and for so long as such cause or prevention or delay shall continue.

         14.2 For the purposes of this Agreement "force majeure" shall be deemed to be any cause affecting any performance of this Agreement arising from or attributable to acts, events, omissions or accidents beyond the reasonable control of a Party and without limiting the generality thereof shall include the following:

                  14.2.1   strikes, lockouts or other industrial actions;

                  14.2.2 civil commotion, riots, invasions, war, threat or preparation for war;

                  14.2.3 fire, explosion, storm, flood, earthquake, subsidence, epidemic or other natural physical disaster.

         ARTICLE 15 - WAIVER

         15.1 The rights herein given to either Party may be exercised from time to time, singularly or in combination, and the waiver of one or more of such rights shall not be deemed to be a waiver of such right in the future or of any one or more of the other rights which the exercising Party may have.

         15.2 The failure of either Party to insist upon the strict performance by the other Party of any term, provision or condition of this Agreement shall not be construed as a waiver or relinquishment in the future of the same or any other term, provision or condition hereof.

         ARTICLE 16 - SEVERABILITY

         16.1 If due to a change in any applicable law or due to a decision or any other act by any competent authority, one or more terms or provisions of this Agreement can no longer be enforced or an amendment of one or more of the provisions of this Agreement is required, the Parties agree that they shall endeavour to find an alternative solution approaching as near as possible the contractual situation existing prior to such a change, decision or act.

         16.2 If one or more provisions of the Agreement are determined to be invalid or unenforceable, the remaining provisions shall not be affected thereby, and the Agreement shall be administered as though the invalid or non enforceable provisions were not a part of the Agreement.

         ARTICLE 17 - ENTIRE AGREEMENT, AMENDMENTS

         17.1 This Agreement and the Definitive Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral understandings, agreements or representations (including any made negligently but excluding any made fraudulently) other than those contained herein. There are no understandings or agreements relative to this Agreement that are not fully expressed herein.

         17.2 No modification, amendment or addition to the Agreement shall be valid and binding on the Parties, unless set forth in writing and signed by the Parties.

         ARTICLE 18 - CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         18.1 Subject to Article 18.3, the Parties intend that no provision of this Agreement shall confer any benefit nor be enforceable by any person who is not a party to this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999.

         18.2 Subject to the remaining provisions of this Agreement, Articles 2, 6, 7.4, 8, 9 and 10.3 are intended to be enforceable by any Owner by virtue of the Contracts (Rights of Third Parties) Act 1999.

         18.3 Notwithstanding Article 18.2, this Agreement may be rescinded, amended or varied by the Parties to this Agreement without notice to or the consent of any Owner.

         ARTICLE 19 - GOVERNING LAW, DISPUTES

         19.1 The Agreement shall be governed by and construed in accordance with the laws of England and Wales.

         19.2 All disputes and differences that may arise out of or in connection with the Agreement will be settled as far as possible by means of negotiations and conciliation between the Parties.

         19.3 In case of failure to reach an amicable settlement, any dispute, controversy or claim arising out of or in any way connected with this Agreement including any question regarding its existence, validity or termination shall be conclusively resolved by arbitration in London under the Rules of the London Court of International Arbitration (LCIA) which Rules are deemed to be incorporated by reference into this Article.

         19.4 The Parties agree to submit to the exclusive jurisdiction of the courts of England and Wales for the purpose of any interim relief from a court if necessary to prevent serious and/or irreparable injury to that Party where the Licence Agreement has been terminated and PGS considers it necessary to seek relief from the Courts for the purpose of protecting it or the Owner's proprietary interests in the Data.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

PGS Exploration (UK) Ltd                                   NSNV, INC.

By ______________________ (Signed)           By ______________________  (Signed)

   ______________________ (Name)                ______________________  (Name)

   ______________________ (Title)               ______________________  (Title)

                                   APPENDIX A

                             THE FORM OF THE REQUEST

                                 REQUEST NO [ ]

                                       TO

                          LICENCE AGREEMENT NO. 2003-45
                             DATED 16 DECEMBER 2003

                  FOR USE OF NORTH SEA MEGA MERGE SEISMIC DATA

                                     BETWEEN

                                    NSNV, INC
                                  (AS LICENSEE)

                                       AND

                            PGS EXPLORATION (UK) LTD

1. Regional Area requested :
( Area in sq. km ( approx. ) )

3. Deliverables            :
( details to be inserted )

4. Maps attached           :

5. Other details           :

LICENSEE                                    PGS Exploration (UK) Ltd

By________________________ (Signed)         By__________________________(Signed)

__________________________ (Name)           ______________________________(Name)

__________________________ (Title)          _____________________________(Title)

__________________________ (Date)           _____________________________ (Date)

                                   APPENDIX B

                    INTERPRETATION DETAILS AND EXTRA PRODUCTS
                         AND DELIVERABLES TO BE SUPPLIED

PGS CNS UK MEGA SURVEY INTERPRETATION - STANDARD DELIVERY ITEMS

One copy of each of the following items is included as a Standard Delivery Item.

Price of additional copies of Standard Delivery Items are available on request.


          ITEM                            FILE TYPE                      COMMENT               AVAILABLE
-------------------------            ------------------            --------------------       ------------
Seed Horizon Files                   ASCII XYZ                     Seed as picked             Q4
Autotracked Horizon Files            ASCII XYZ                     Raw ZAP @ 50m              Q4
ZMap TWT Grids                       ASCII XYZ                     100m Grid                  Q4
Well Locations                       XY                            IHS**                      Q4
Well Headers                         DBF                           IHS Access**               Q4
Formation Tops                       DBF                           IHS Time / Depth**         Q4
Field Outlines                       XY                            IHS **                     Q4
Structural Elements Map              CGM (paper print *)           1:500,000                  Q4
SEM Map + Field Outlines             CGM (paper print *)           1:500,000                  Q4
Time Structure Maps                  CGM                           1:500,000                  Q4
Quad Time Structure Maps             CGM                           1:200,000                  Q4
Interpretation Report                PDF                           Brief Overview             Q4
Regional Seismic Profiles            CGM (paper print *)           Interpreted profiles       Q4 / Q1 2004

* One paper copy available on request, additional paper copies available at cost

** Details of IHS costs to be provided on request

Horizons - Primary (picked, autotracked     Horizons - Secondary (picked only)
and mapped)
                                            Top Balder Fm
Top Hordaland Gp                            Intra Chalk Unconformity(nr Top Hod)
Eocene Sand (Tay)                           Top Triassic
Top Sele Fm                                 Top Zechstein Gp
Top Chalk Gp
Top Plenus Marl Fm
Base Chalk (Top Cromer Knoll Gp)
Base Cretaceous Unconformity
Base Zechstein Gp

PGS CNS UK MEGA SURVEY INTERPRETATION - OPTIONAL DELIVERY ITEMS

                                                                                                 PRICE
NO.            OPTION                            TYPE                COST (FOR 25,000 KM(2)     / KM(2)    AVAILABLE
---   ---------------------------      ---------------------------   ----------------------   ----------   ---------
1     Well Summary Sheets              Paper Prints                  Included+                       N/A    Q4
2     Time Structure Maps              Paper Prints                  Included++                      N/A    Q4
3     Well Deviation Survey            Digital - IHS                 IHS+++                          N/A    Q4
4     Digital Well Logs                Digital, LIS - IHS            IHS+++                          N/A    Q4

5     Horizon Attribute Package *      Digital                       Included                               Q1 2004
6     Depth Conversion Package **      Digital                       Included                               Q1 2004
7     ER Mapper Package ***            Digital/ER Viewer/ppt fmt     L 25,000                 L 1.00        Q1 2004

8     Landmark Project Tapes           SeisWorks / Exabyte           )2 sets included                       Q4
9     SMT Kingdom Project Tapes        Digital Exabyte               ) of 8 or 9                            Q4

10    Synthetics (Evaluating)          Digital Exabyte               No pricing                             Q2  2004
                                                                     available yet

* Horizon Attribute Package includes selected seismic isochrons, amplitude extractions and edge horizons all in horizons export format.

** Depth Conversion Package includes depth, isochore and interval velocity grids all in ZMap ASCII grid format.

*** ER Mapper includes all TWT, isochron, horizon amplitude and edge horizons as enhanced images. Output is in an ArcView GIS compatible format and as a PowerPoint presentation. Price assumes purchase of Option Items 5 and 6.

+ One paper print copy available at no additional charge. Each additional set at cost of(pound)1,000.

++ One paper print copy available at no additional charge. Each additional set at cost of(pound)3,125.

+++      Details of IHS costs to be provided on request.

These prices are inclusive of delivery and assume a minimum purchase of 10,000 km2. Wherever possible, PGS would prefer to deliver whole areas. These prices are for delivery from PGS Reservoir or its successor; if delivery is required from a third party PGS will notify Licensee in advance of any additional charges which may be incurred. For the avoidance of doubt, the price for delivering other data, e.g. stack data, field data, shall be at the appropriate price prevailing at the time.

OPTION 5. CNS UK HORIZON ATTRIBUTES

            CNS ATTRIBUTE PACKAGE                              1:200,000 SCALE - GRIDS, CGM, REPORT
-----------------------------------------------        ---------------------------------------------------
REF:       ISOCHRONS:                                  PURPOSE

I 2-4      Top Tay Sand - Top Sele                     for Tay Sand channels
I 4-5      Top Sele - Top Chalk                        for Paleaocene channels
I 5-8      Top Chalk - Base Chalk / Plenus Marl        for Chalk depositional patterns
I 8-9      Base Chalk - BCU                            for Lwr Cret (Cromer Knoll) depositional patterns
I 9-12     BCU - Base Zechstein                        for 'Mesozoic' isochron

REF:       EDGE MAPS:                                  PURPOSE

E1         Top Hordaland                               for compactional features
E4         Top Sele                                    for Palaeocene channels
E5         Top Chalk                                   regional structure, salt-cored chalk structures
E9         BCU                                         regional structure
E12        Base Zechstein                              regional structure

REF:       HORIZON AMPLITUDE MAPS:                     PURPOSE

           Top Hordland Group
A4-120-20  TSele RMSamp-120-20ms                       Lr Eocene channels, sand injection features
A4+20+120  TSele RMSamp+20+120ms                       Forties/Mey channels
A5-120-20  TChlk RMSamp-120-20ms                       Maureen channels
A5-8+8     TChlk RMSamp-8+8ms                          Ekofisk facies / porosity indicator
A9+20+40   BCret RMSamp+20+40ms                        pre-BCU subcrop indicator
A9+80+220  BCret RMSamp+80+220ms                       pod / interpod indicator, pre-BCU subcrop indicator

OPTION 6. CNS UK DEPTH ATTRIBUTES

             CNS DEPTH PACKAGE                               1:200,000 SCALE - GRIDS, CGM, REPORT
-----------------------------------------------        -------------------------------------------------
REF:       DEPTH MAPS                                  PURPOSE

D1         Top Hordland Group
D2         Eocene Sand (Tay)
D4         Top Paleocene (Sele)
D5         Top Chalk
D7         Plenus Marl
D8         Base Chalk
D9         Base Cretaceous Unc
D12        Base Zechstein

REF:       ISOCHORES                                   PURPOSE

DI 2-4     Top Tay Sand - Top Sele                     for Tay Sand channels
DI 4-5     Top Sele - Top Chalk                        for Paleaocene channels
DI 5-8     Top Chalk - Base Chalk / Plenus Marl        for Chalk depositional patterns
DI 8-9     Base Chalk - BCU                            for Lwr Cret (Cromer Knoll) depositional patterns
DI 9-12    BCU - Top Rotliegend                        for 'Mesozoic' isochron

REF:       VELOCITY GRIDS & FUNCTIONS                  PURPOSE

V1         Top Hordland Group
V2         Eocene Sand (Tay)
V4         Top Paleocene (Sele)
V5         Top Chalk
V7         Plenus Marl
V8         Base Chalk
V9         Base Cretaceous Unc
V12        Base Zechstein

OPTION 7. CNS UK ER MAPPER OPTION

             CNS ERMAPPER PACKAGE                             1:200,000 SCALE - GRIDS, CGM, REPORT
-----------------------------------------------        ---------------------------------------------------
REF:       HORIZONS                                    PURPOSE

H 1        Top Hordland Group
H 2        Eocene Sand (Tay)
H 4        Top Paleocene (Sele)
H 5        Top Chalk
H 7        Plenus Marl
H 8        Base Chalk
H 9        Base Cretaceous Unc
H 12       Base Zechstein

REF:       ISOCHRONS:                                  PURPOSE

I 2-4      Top Tay Sand - Top Sele                     for Tay Sand channels
I 4-5      Top Sele - Top Chalk                        for Paleaocene channels
I 5-8      Top Chalk - Base Chalk / Plenus Marl        for Chalk depositional patterns
I 8-9      Base Chalk - BCU                            for Lwr Cret (Cromer Knoll) depositional patterns
I 9-12     BCU - Base Zechstein                        for 'Mesozoic' isochron

REF:       EDGE MAPS:                                  PURPOSE

E1         Top Hordaland                               for compactional features
E4         Top Sele                                    for Palaeocene channels
E5         Top Chalk                                   regional structure, salt-cored chalk structures
E9         BCU                                         regional structure
E12        Top Rotliegend                              regional structure

REF:       AMPLITUDE MAPS:                             PURPOSE

A4-120-20  TSele RMSamp-120-20ms                       Lr Eocene channels, sand injection features
A4+20+120  TSele RMSamp+20+120ms                       Forties/Mey channels
A5-120-20  TChlk RMSamp-120-20ms                       Maureen channels
A5-8+8     TChlk RMSamp-8+8ms                          Ekofisk facies / porosity indicator
A9+20+40   BCret RMSamp+20+40ms                        pre-BCU subcrop indicator
A9+80+220  BCret RMSamp+80+220ms                       pod / interpod indicator, pre-BCU subcrop indicator

PGS SNS UK MEGA SURVEY INTERPRETATION - STANDARD DELIVERY ITEMS

          ITEM                    FILE TYPE               COMMENT              AVAILABLE
-------------------------    -------------------    --------------------     -------------
Seed Horizon Files           ASCII XYZ              Seed as picked           Q4
Autotracked Horizon Files    ASCII XYZ              Raw ZAP @ 50m            Q4
ZMap TWT Grids               ASCII XYZ              100m Grid                Q4
Well Locations               XY                     IHS**                    Q4
Well Headers                 DBF                    IHS Access**             Q4
Formation Tops               DBF                    IHS Time / Depth**       Q4
Field Outlines               XY                     HIS**                    Q4
Structural Elements Map      CGM (paper print *)    1:500,000                Q4
SEM Map + Field Outlines     CGM (paper print *)    1:500,000                Q4
Time Structure Maps          CGM                    1:500,000                Q4
Quad Time Structure Maps     CGM                    1:200,000                Q4
Interpretation Report        PDF                    Brief Overview           Q4
Regional Seismic Profiles    CGM (paper print *)    Interpreted profiles     Q4 / Q1 2004

* One paper copy available on request, additional paper copies available at cost

** Details of IHS costs to be provided on request.

Horizons - Primary (picked, autotracked and mapped)

0 Sea Bed
1 Top Chalk
2 Top Red Chalk
3 Base Cretaceous Unc.
4 Top Triassic
5 Top Bunter Sand
6 Top Zechstein
7 Top Rotliegendes
8 Top Carboniferous

PGS SNS UK MEGA SURVEY INTERPRETATION - OPTIONAL DELIVERY ITEMS

                                                                        COST (FOR          PRICE
NO.         OPTION                           TYPE                     20,000 KM(2))       / KM(2)       AVAILABLE
-----------------------------       -------------------------        ----------------    ----------     ---------
1   Well Summary Sheets             Paper Prints                     Included+           N/A              Q4
2   Time Structure Maps             Paper Prints                     Included++          N/A              Q4
3   Well Deviation Survey           Digital - IHS                    IHS+++              N/A              Q4
4   Digital Well Logs               Digital, LIS - IHS               IHS+++              N/A              Q4
5   Horizon Attribute Package *     Digital                          Included                             Q1 2004
6   Depth Conversion Package **     Digital                          Included                             Q1 2004
7   ER Mapper Package ***           Digital/ER Viewer/ppt fmt        L 20,000            L 1.00           Q1 2004

8   Landmark Project Tapes          SeisWorks / Exabyte              )2 sets included                     Q4
9   SMT Kingdom Project Tapes       Digital Exabyte                  ) of 8 or 9                          Q4

1  0 Synthetics (Evaluating)        Digital Exabyte                  No pricing                           Q2 2004
                                                                     available yet

* Horizon Attribute Package includes selected seismic isochrons, amplitude extractions and edge horizons all in horizons export format.

** Depth Conversion Package includes depth, isochore and interval velocity grids all in ZMap ASCII grid format.

*** ER Mapper includes all TWT, isochron, horizon amplitude and edge horizons as enhanced images. Output is in an ArcView GIS compatible format and as a PowerPoint presentation. Price assumes purchase of Options 5 & 6.

+ One paper print copy available at no additional charge. Each additional set at cost of(pound)1,000.

++ One paper print copy available at no additional charge. Each additional set at cost of(pound)3,125.

+++      Details of IHS costs to be provided on request.

These prices are inclusive of delivery and assume a minimum purchase of 10,000 km2. Wherever possible, PGS would prefer to deliver whole areas. These prices are for delivery from PGS Reservoir or its successor; if delivery is required from a third party PGS will notify Licensee in advance of any additional charges which may be incurred. For the avoidance of doubt, the price for delivering other data, e.g. stack data, field data, shall be at the appropriate price prevailing at the time.

OPTION 5.  SNS UK ATTRIBUTES

            SNS ATTRIBUTE PACKAGE                            1:250,000 SCALE - GRIDS, CGM, REPORT
---------------------------------------------          -------------------------------------------------
REF:          ISOCHRONS:                               PURPOSE

I 1-2         Top Chalk - Top Red Chalk                for Chalk depositional patterns
I 2-3         Top Red Chalk - Base Cretaceous          for Lower Cretaceous depositional patterns
I 3-4         Base Cretaceous - Top Triassic           for Jurassic depositional patterns
I 4-6         Top Triassic - Top Zechstein             for Triassic depositional patterns
I 6-7         Top Zechstein - Top Rotliegend           for Salt distribution

REF:          EDGE MAPS:                               PURPOSE

E1            Top Chalk                                Tertiary dykes and Silverpit impact crater
E3            Base Cretaceous                          regional tectonics above salt structures
E4            Top Triassic                             regional tectonics above salt structures
E6            Top Zechstein                            regional salt structure
E7            Top Rotliegend                           regional structure / fault pattern

REF:          AMPLITUDE MAPS:                          PURPOSE

A6+100+200    TZech RMSamp+100+200ms                   Drilling hazards / Plattendolomite Rafts
A7-400140     TRotl RMSamp -40-140ms                   Drilling hazards / Plattendolomite Rafts
A7-A8         TRotl - TCarb RMSamp                     Rotliegend channels
A8+20+120     TCarb RMSamp +20+120ms                   Carboniferous subcrops / Westphalian stratigraphy

OPTION 6.  SNS UK DEPTH PACKAGE

                SNS DEPTH PACKAGE                            1:250,000 SCALE - GRIDS, CGM, REPORT
-------------------------------------------------      ------------------------------------------------
REF:          DEPTH MAPS                               PURPOSE
D0            Sea Bed                                  Sea Bed morphology
D1            Top Chalk                                Top Cretaceous structure
D2            Top Red Chalk                            Base Chalk structure
D3            Base Cretaceous Unc                      Base Cretaceous structure
D4            Top Triassic                             Top Triassic structure
D5            Top Bunter Sand                          Top Bunter Sand structure
D6            Top Zechstein                            Top Zechstein structure
D7            Top Rotliegend                           Top Rotliegend structure
D8            Top Carboniferous                        Top Carboniferous structure

REF:          ISOCHORES                                PURPOSE

DI 1-2        Top Chalk - Top Red Chalk                for Chalk depositional patterns
DI 2-3        Top Red Chalk - Base Cretaceous          for Lower Cretaceous depositional patterns
DI 3-4        Base Cretaceous - Top Triassic           for Jurassic depositional patterns
DI 4-6        Top Triassic - Top Zechstein             for Triassic depositional patterns
DI 6-7        Top Zechstein - Top Rotliegend           for Salt distribution

REF:          VELOCITY GRIDS & FUNCTIONS               PURPOSE

V0-V1         Sea Bed - Top Chalk                      Showing velocity variations for depth conversion
V1-V2         Top Chalk - Top Red Chalk                Showing velocity variations for depth conversion
V2-V3         Top Red Chalk - Base Cretaceous Unc      Showing velocity variations for depth conversion
V3-V4         Base Cretaceous Unc - Top Triassic       Showing velocity variations for depth conversion
V4-V5         Top Triassic - Top Bunter Sand           Showing velocity variations for depth conversion
V5-V6         Top Bunter Sand - Top Zechstein          Showing velocity variations for depth conversion
V6-V7         Top Zechstein - Top Rotliegend           Showing velocity variations for depth conversion
V7-V8         Top Rotliegend - Top Carboniferous       Showing velocity variations for depth conversion

OPTION 7. SNS UK ER MAPPER PACKAGE

The ER Mapper includes all TWT, isochron, horizon amplitude and edge horizons as enhanced images. Output is in an ArcView GIS compatible format and as a PowerPoint presentation. Can only be purchased with options Items 5 & 6

              SNS ERMAPPER PACKAGE                           1:250,000 SCALE - GRIDS, CGM, REPORT
------------------------------------------------       -------------------------------------------------
REF:          TIME HORIZONS:                           PURPOSE

H 1           Top Chalk                                Top Cretaceous structure
H 2           Top Red Chalk                            Base Chalk structure
H 3           Base Cretaceous Unc                      Base Cretaceous structure
H 4           Top Triassic                             Top Triassic structure
H 5           Top Bunter Sand                          Top Bunter Sand structure
H 6           Top Zechstein                            Top Zechstein structure
H 7           Top Rotliegend                           Top Rotliegend structure
H 8           Top Carboniferous                        Top Carboniferous structure

REF:          DEPTH HORIZONS:                          PURPOSE

D 0           Seabed                                   Sea Bed morphology
D 1           Top Chalk                                Top Cretaceous structure
D 2           Top Red Chalk                            Base Chalk structure
D 3           Base Cretaceous Unc                      Base Cretaceous structure
D 4           Top Triassic                             Top Triassic structure
D 5           Top Bunter Sand                          Top Bunter Sand structure
D 6           Top Zechstein                            Top Zechstein structure
D 7           Top Rotliegend                           Top Rotliegend structure
D 8           Top Carboniferous                        Top Carboniferous structure

REF:          ISOCHRONS:                               PURPOSE

I 1-2         Top Chalk - Top Red Chalk                for Chalk depositional patterns
I 2-3         Top Red Chalk - Base Cretaceous          for Lower Cretaceous depositional patterns
I 3-4         Base Cretaceous - Top Triassic           for Jurassic depositional patterns
I 4-6         Top Triassic - Top Zechstein             for Triassic depositional patterns
I 6-7         Top Zechstein - Top Rotliegend           for Salt distribution

REF:          ISOCHORES:                               PURPOSE

DI 1-2        Top Chalk - Top Red Chalk                for Chalk depositional patterns
DI 2-3        Top Red Chalk - Base Cretaceous          for Lower Cretaceous depositional patterns
DI 3-4        Base Cretaceous - Top Triassic           for Jurassic depositional patterns
DI 4-6        Top Triassic - Top Zechstein             for Triassic depositional patterns
DI 6-7        Top Zechstein - Top Rotliegend           for Salt distribution
DI 7-8        Top Rotliegend - Top Carboniferous       for Rotliegend depositional patterns

REF:          EDGE MAPS:                               PURPOSE

E1            Top Chalk                                Tertiary dykes and Silverpit impact crater
E3            Base Cretaceous                          regional tectonics above salt structures
E4            Top Triassic                             regional tectonics above salt structures
E6            Top Zechstein                            regional salt structure
E7            Top Rotliegend                           regional structure / fault pattern

REF:          AMPLITUDE MAPS:                          PURPOSE

A6+100+200    TZech RMSamp+100+200ms                   Drilling hazards / Plattendolomite Rafts
A7-400140     TRotl RMSamp -40-140ms                   Drilling hazards / Plattendolomite Rafts
A7-A8         TRotl - TCarb RMSamp                     Rotliegend channels
A8+20+120     TCarb RMSamp +20+120ms                   Carboniferous subcrops / Westphalian stratigraphy

PGS NORWAY MEGA SURVEY INTERPRETATION PACKAGES

The details of the Norway are not yet fully defined, but will include deliverables similar in form to the Deliverables given for the UK CNS and SNS surveys.

These will include:

1. All the Deliverables for the Standard Delivery Items. Note that well data in Norway are supplied by Aceca, rather then by IHS.

The horizons for Norway CNS will be identical as for the CNS UK.

The horizons for Norway South Viking Graben and Northern North Sea will have the same major horizons with possible adjustments for local sequence boundaries.

2. The Optional Delivery Items will be available for all 10 of the options listed for the CNS UK survey. The pricing will be the same as quoted for CNS UK.

For Norway CNS, Horizon Attribute Package, Depth Attributes Package and ER Mapper Package Options will be very similar to the CNS UK.

For Norway South Viking Graben and Northern North Sea, the Horizon Attributes Package, Depth Attributes Package and ER Mapper Package Options will be provided, but the detail of which attributes will be made will vary according to the geology of each area.

PGS intends to have all deliverables completed by end Q.1 2004.

PGS to supply detailed lists of Norway deliverables once these are available.

                       APPENDIX C TO THE LICENCE AGREEMENT
                                 UPLIFT PAYMENTS

1. Uplift Payments will apply with respect to PGS Proprietary Data only and at the following standard rates:

         i)       UK - Central Graben and Southern North Sea

                  a) Licensee becomes a member of a Bona Fide Group which holds or acquires an interest in, an exploration or production licence and where the Bona Fide Group has fully licensed the PGS Proprietary Data relevant to the geographical area covered by the exploration or production licence.

                           L 750 per sq. km (per company)

                  b) Licensee becomes a member of a Bona Fide Group which holds or acquires an interest in an exploration or production licence where the Bona Fide Group has not fully licensed the PGS Proprietary Data relevant to the geographical area covered by the exploration or production licence.

                           L 3,500 per sq. km (per group)

                  c) Licensee acquires an exploration or production licence relevant to the area covered by the Licensed PGS Proprietary Data.

                           L 3,500 sq. km (per group)

                  d) Licensee itself holds or acquires an interest in a Promote Licence or becomes a Member of a Bona Fide Group which holds or acquires an interest in a Promote Licence.

                           L 75 per sq. km, (per company) with a additional payment of L 3,425 per sq. km per group if the licence is converted to an exploration or production licence.

         ii)      Norway

                  a) JHT / JHUN survey (nearly all open) - L 3,500 per sq. km (per group)

                  b)       all other areas - L 750 per sq. km (per company)

         iii) The uplift payments as specified in (i) above shall apply during the first five (5) years after the Commencement Date, shall reduce to 60% of the specified amounts in years six (6) through eight (8) after the Commencement Date, and shall reduce further to 20% of the specified amounts in years nine
                  (9) and ten (10) after the Commencement Date. The uplift payments as specified in (i) shall cease to apply after ten
                  (10) years from the Commencement Date.

         iv) The uplift payments as specified in (ii) above shall apply during the first five (5) years after the Commencement Date, shall reduce to 75% for years six (6) through ten (10) after the Commencement Date and reduce again to 50% of the rates in
                  (ii) for years eleven (11) through to fifteen (15). The uplift payments as specified in (ii) shall cease to apply after fifteen (15) years from the Commencement Date.

2. The reductions to the uplift rates referred to in (iii) and (iv) above shall cease to apply and the rates shall return to those set out in (i) and (ii) above, as applicable in the event that:

         (a) there is a change of control of the Licensee (as defined in Article 11) except in the circumstances described in Article 11.1(iii); or

         (b) the Licensee assigns its rights under this Agreement except to a Vespa Affiliate as permitted under Article 12(b)

3. Individual Uplift Payments will be paid in cash by Licensee within thirty (30) days of an invoice from PGS, up to a limit of USD five hundred thousand (USD500,000) per licence area and subject to a maximum combined total of USD 2 million (USD2,000,000) during the first three
         (3) years following the Commencement Date. Payment of the balance of any individual uplift payment over USD500,000 along with payment of any total amount in excess of USD two million (USD2,000,000) shall be, deferred. The terms of payment for the deferred amounts shall be agreed between the Parties, but if the Parties have not agreed in writing on an alternative method of payment, within three (3) years from the Commencement Date then the deferred amounts shall be paid in cash to PGS thirty (30) days after three (3) years from the Commencement Date.

                                                                  EXECUTION COPY

                                   SCHEDULE D

                              THE SOFTWARE LICENCE

THIS AGREEMENT dated 16th December 2003

BETWEEN:

(1) PGS EXPLORATION (UK) LIMITED, a company duly incorporated and existing under the laws of the United Kingdom having its Registered Office at PGS Court, Halfway Green, Walton on Thames, Surrey, KT12 1RS, England ("LICENSOR"); and

(2) NSNV, INC., a company incorporated and existing in the State of Texas, United States of America, and having its offices at 1001 Fannin, Suite 1700, Houston, Texas 77002 (the "LICENSEE").

Whereas, Licensee desires a licence to use certain computer programs and associated written material pertaining to holoSeis software (together known as the "Software") owned by or licensed to Licensor, and Licensor is willing to grant such a licence.

It is hereby agreed as follows:

         ARTICLE 1 - GRANT

         1.1 Licensor grants Licensee a non-transferable, non-assignable and non-exclusive licence to use the Software for the sole purpose of employing the Software at a single site on a single computer unless otherwise stated in this contract. Use of the Software on any "network" to which this computer may be connected is not covered by this Licence Agreement. Licensee will notify Licensor before Licensee transfers the Software from one computer to another computer. All costs associated with the transfer shall be borne by Licensee.

         1.2 The Software covered by this Agreement is defined as the holoSeis object code and associated written material.

         1.3 The Software is copyright and Licensee acknowledges that the copyright and all other intellectual property rights in the Software remains the property of Licensor.

         ARTICLE 2 - PRODUCT DELIVERY

         2.1 After written request from Licensee for Software to be delivered within a period of 12 months after execution of the Agreement (see Clause 6.1 below), Licensor will deliver the Software to Licensee at an address notified for Licensee, or

         2.2 Licensor will install the Software at Licensor's offices in London, and

         2.3 If requested, Licensor will install Software at Licensee's offices in Houston and Licensee will reimburse Licensor for actual expenses incurred related to the installation.

         ARTICLE 3 - USE AND DISCLOSURE RESTRICTIONS

         3.1      Licensee hereby agrees that:

                  (a) Licensee will not copy or permit the copying of the Software in whole or in part, except for the purpose of archival storage.

                  (b) Licensee will take all reasonable precautions to safeguard the confidentiality of the Software, including any copies thereof and will not disclose to any third parties the contents of the programs which form the Software or any part thereof.

         ARTICLE 4 - WARRANTY AND LIABILITY

         4.1 Licensor warrants that it has the right to extend to Licensee the licence granted hereunder.

         4.2 In the absence of any known methodology for the production of software guaranteed to be free of error, Licensor supplies the software "AS IS" without any stated fitness for purpose. In no event shall Licensor be liable for any loss, injury or damage whatever, whether arising from the use of the Software or due to the negligence of Licensor or its employees or agents in connection with the supply of the Software.

         4.3 LICENSOR DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES FOR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL LICENSOR OR ITS SUPPLIERS BE LIABLE FOR ANY OTHER DAMAGES WHATSOEVER ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE. IN ANY CASE, LICENSOR'S ENTIRE LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT SHALL BE LIMITED TO GBP1,000.

         ARTICLE 5 - MAINTENANCE AND SUPPORT SERVICES

         5.1 Licensor agrees to provide maintenance service for the Software to Licensee for the duration of this Agreement.

         5.2 For the purpose of this Agreement, maintenance shall be defined as the corrections of errors or defects in the code which are known, or made known in writing, to Licensor, and the delivery to Licensee of updates to the Software as published by Licensor in accordance with the provisions of Clause 5.3. For the purpose of this Agreement, maintenance also covers the Licensee's right to reasonable consultations on the operation of the software to Licensee's users of the Software by telephone.

         5.3 For the duration of this Agreement, Licensor will make reasonable efforts to make the Software operate in conformance with the product description. Licensor does not warrant that the operation of the Software will be uninterrupted or error-free. In order to obtain this service, Licensee must notify Licensor in writing, in sufficient detail, of any such defects. Corrections of errors in the code will be limited to the reasonable efforts of Licensor.

         5.4 Updates to the Software will include improvements, adjustments, amendments and alterations of the Software. Updates do not include new packages, new programs, new drivers, extracts for special usage, the conversion or transformation of programs for other systems, actual work made to order, or other services following from service contracts or other contracts agreed by and between the parties. The final and binding decision on what shall be regarded as updates rests with Licensor.

         5.5 Neither Licensee nor Licensor shall bear any liability under this Agreement to the other in respect of any loss of production, loss of profits, loss of business or any indirect or other consequential loss or damage suffered by the other.

         ARTICLE 6 - TERM

         6.1 The term of this agreement shall apply for a period of 12 months from the delivery of the Software to Licensee.

         6.2 At the end of such term, Licensee shall return all copies of the Software to Licensor.

         ARTICLE 7 - TERMINATION

         7.1 Licensee will have the right to terminate the licence herein without cause at any time by giving Licensor written notice. Licensee will return all copies of the Software to Licensor. Termination will be effective upon receipt of written notice by Licensor.

         7.2 Licensor may, without prejudice to its other rights and remedies, terminate this Agreement by giving written notice of such termination by recorded delivery to Licensee at its address hereon, or such other address as may have been notified in writing to Licensor, in the event that:

                  (a) Licensee being a company shall enter into liquidation, not being a members voluntary liquidation, or being an individual, shall be adjudged bankrupt, on the occurrence of any or similar event in any jurisdiction; or

                  (b) Licensee has committed any breach of this Agreement and has not remedied that breach within thirty days of being given notice to do so by Licensor.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

PGS Exploration (UK) Limited

By _________________________  (Signed)

   _________________________  (Name)

   _________________________  (Position)

NSNV, INC.

By _________________________  (Signed)

   _________________________  (Name)

   _________________________  (Position)

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

PGS Exploration (UK) Limited

By /s/ A.R. Mackewn            (Signed)
   ---------------------------
   A.R. MACKEWN                (Name)

PRESIDENT MARINE GEOPHYSICAL   (Position)

NSNV, INC.

By /s/ John N. Seitz            (Signed)
   ----------------------------
   JOHN N. SEITZ               (Name)

CO-CEO NSNV, INC.              (Position)

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

PGS Exploration (UK) Ltd                  NSNV, INC.

By /s/ A.R. Mackewn          (Signed)     By /s/ John N. Seitz        (Signed)
   -------------------------                 ---------------------
   A.R. MACKEWN              (Name)          JOHN N. SEITZ            (Name)

PRESIDENT MARINE GEOPHYSICAL (Title)      CO-CEO NSNV, INC.           (Title)

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

PGS Exploration (UK) Limited

By /s/ A.R. Mackewn            (Signed)
   ---------------------------
   A.R. MACKEWN                (Name)

PRESIDENT MARINE GEOPHYSICAL   (Position)

NSNV, INC.

By /s/ John N. Seitz           (Signed)
   ----------------------------
   John N. SEITZ               (Name)

CO-CEO NSNV, INC.              (Position)

ARTICLE 19 - GOVERNING LAW, DISPUTES

19.1 The Agreement shall be governed by and construed in accordance with the laws of England and Wales.

19.2 All disputes and differences that may arise out of or in connection with the Agreement will be settled as far as possible by means of negotiations and conciliation between the Parties.

19.3 In case of failure to reach an amicable settlement, any dispute, controversy or claim arising out of or in any way connected with this Agreement including any question regarding its existence, validity or termination shall be conclusively resolved by arbitration in London under the Rules of the London Court of International Arbitration (LCIA) which Rules are deemed to be incorporated by reference into this Article.

19.4 The Parties agree to submit to the exclusive jurisdiction of the courts of England and Wales for the purpose of any interim relief from a court if necessary to prevent serious and/or irreparable injury to that Party where the Licence Agreement has been terminated and PGS considers it necessary to seek relief from the Courts for the purpose of protecting it or the Owner's proprietary interests in the Data.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

PGS Exploration (UK) Ltd                    NSNV, INC.

By /s/ A.R. Mackewn          (Signed)       By /s/ John N. Seitz     (Signed)
   -------------------------                   -------------------
   A.R. MACKEWN              (Name)         JOHN N. SEITZ            (Name)

PRESIDENT MARINE GEOPHYSICAL (Title)        CO-CEO NSNV, INC.        (Title)

                                       14